UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

________________

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Filed by a party other than the Registrant	☐

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Gulfport Energy Corporation

(Name of Registrant as Specified In Its Charter)

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April 5, 2024

Dear Stockholders,

On behalf of the Board of Directors (the “Board”), management, and employees of Gulfport Energy Corporation (“Gulfport”, “Gulfport Energy,” the “Company,” “we,” “our” and “us”), you are cordially invited to participate in the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 22, 2024 at 9:00 a.m. Central Time. Our annual meeting will be held in person at 713 Market Drive, Oklahoma City, OK 73114. The attached Notice of 2024 Annual Meeting of Stockholders and this proxy statement will serve as your guide to the business conducted during the Annual Meeting.

We are mailing most of our stockholders a Notice of Internet Availability of Proxy Materials for the 2024 Annual Meeting (the “Notice”), which provides instructions regarding how stockholders can access and review proxy materials over the internet and submit their proxy electronically. We believe this “Notice and Access” process allows us to provide our stockholders with the information they desire in a timely manner, while reducing costs and the environmental impact of our Annual Meeting. If you received the Notice and would prefer to receive a paper copy of the proxy materials, please follow the instructions for requesting the materials that are provided in the Notice.

Your vote is very important to us.    To assure your representation at the Annual Meeting, please vote your shares over the internet or through the toll-free telephone number as instructed in the Notice.

Thank you for your continued support and interest in Gulfport.

Sincerely,

Timothy Cutt
Board Chair

GULFPORT ENERGY CORPORATION
713 Market Drive
Oklahoma City, Oklahoma 73114

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

April 5, 2024

Notice is given that the 2024 Annual Meeting of Stockholders (including any adjournments or postponements, the “Annual Meeting”) of Gulfport Energy will be held on May 22, 2024 at 9:00 a.m., Central Time at Gulfport Headquarters located at 713 Market Drive, Oklahoma City, OK 73114 to vote on the proposals listed in the following table.

Date and Time	May 22, 2024 at 9:00 a.m., Central Time
Place	The Annual Meeting will be held in person at Gulfport Headquarters located at 713 Market Drive, Oklahoma City, OK 73114.
Proposals

1.     To elect seven directors to serve until the Company’s 2025 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified (the Election of Directors Proposal or Proposal 1).

2.     To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024 (the Auditors Ratification Proposal or Proposal 2).

3.     To approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as described in this proxy statement (the Say-On-Pay Proposal or Proposal 3).

We will also transact any other business as may properly come before the Annual Meeting.

Record Date

March 28, 2024, at the close of business

Holders of record of our common stock, par value $0.0001 per share, and preferred stock, par value $0.0001 per share, in each case, outstanding as of March 28, 2024 at the close of business, the record date for the Annual Meeting, will be entitled to Notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment or postponement.

PROXY VOTING

Stockholders of the Company as of the record date are entitled to vote by proxy in the following ways:

By calling the telephone number on your proxy card or voting instruction form	Online by visiting the website provided on your proxy card or voting instruction form	By returning by mail a properly completed, signed and dated proxy card or voting instruction form	By attending in person and submitting a ballot at the Annual Meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 22, 2024: This proxy statement and additional information are available free of charge on the Company’s website at www.gulfportenergy.com/proxy.

By order of the Board of Directors,

Patrick Craine Chief Legal and Administrative Officer and Corporate Secretary

The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on or about April 9, 2024, and the proxy materials relating to the Annual Meeting will be made available on or about the same date.

TABLE OF CONTENTS

GULFPORT ENERGY CORPORATION

713 Market Drive
Oklahoma City, Oklahoma 73114

_____________________

PROXY STATEMENT
_____________________

CEO Pay Ratio Disclosure	54
Pay Versus Performance	55
Beneficial Ownership	59
Who Are this Year’s Nominees?
Holdings of Major Stockholders	60
2024 PROXY STATEMENT i

PROXY STATEMENT SUMMARY

The summary below highlights information contained elsewhere in this proxy statement. It does not contain all the information that you should consider in connection with the matters before the Annual Meeting. Please read the entire proxy statement carefully before voting your shares.

ABOUT GULFPORT

Gulfport is an independent natural gas-weighted exploration and production company with assets primarily located in the Appalachia and Anadarko basins. Our principal properties are located in eastern Ohio targeting the Utica and Marcellus and in central Oklahoma targeting the SCOOP Woodford and Springer formations. Our corporate headquarters are located in Oklahoma City, Oklahoma and shares of Gulfport’s Common Stock trade on the New York Stock Exchange (NYSE) under the ticker symbol “GPOR”.

BUSINESS STRATEGY

Gulfport aims to create sustainable value through the economic development of our significant resource plays in the Utica and SCOOP operating areas. Our strategy is to develop our assets in a manner that generates sustainable cash flow, improves margins and operating efficiencies, while improving our ESG and safety performance. To accomplish these goals, we allocate capital to projects we believe offer the highest rate of return and deploy leading drilling and completion techniques and technologies in our development efforts. We believe our plan to generate free cash flow on an annual basis will allow us to return capital to shareholders and increase our resource depth through incremental leasehold opportunities that provide optionality to our future development plans.

Core Assets	Employees	2023 Production	2023 Production Mix
Utica Shale and SCOOP	226 people as of Dec. 31, 2023	1,054 MMcfe per day	91% natural gas, 7% natural gas liquids and 2% oil
DIRECTORS

Our Board is comprised of seven directors, including the Company’s Chief Executive Officer, John Reinhart, and six non-employee directors, Timothy Cutt, David Wolf, Jason Martinez, Jeannie Powers, David Reganato, and Mary Shafer-Malicki. They are diverse, industry-leading experts with an average of approximately 25 years of industry leadership experience across multiple disciplines. Each of our directors will stand for election annually and must be elected by a majority of shares voted.

2024 PROXY STATEMENT 1

Board Summary

The following table provides summary information about each director nominee who is standing for election at the Annual Meeting. For more information about the background and qualifications of each nominee, please see “Election of Directors and Director Biographies” on page 8 of this proxy statement. We ask you to vote “FOR” each of our director nominees.

Director	Board Positions	Dir. Since	Age	Ind.	Principal Occupation
Timothy Cutt	Chair	2021	63		Board Chair of Gulfport Energy
David Wolf	Lead Independent Director	2021	53	🗸	Partner at Enduring Resources
Jason Martinez	Independent Director	2021	50	🗸	Managing Director at Pickering Energy Partners
Jeannie Powers	Independent Director	2023	39	🗸	Managing Director at EIG
David Reganato	Independent Director	2021	44	🗸	Partner at Silver Point Capital
John Reinhart	Director	2023	55		President and Chief Executive Officer of Gulfport Energy
Mary Shafer-Malicki	Independent Director	2023	63	🗸	Director at Callon Petroleum
2 2024 PROXY STATEMENT

Corporate Responsibility and Sustainability Highlights

Gulfport is proud to play its part in the responsible and efficient development of domestic natural gas which is critical to our country’s economic success as it provides the primary fuel for efficient power generation in the United States. We strive to reduce our environmental impact, to invest in our people and communities and to prioritize our dedication to environmental stewardship in everything we do.

We have identified several key areas where our business could have an impact on the communities where we operate, including: greenhouse gas emissions, waste and spills, water usage, health, safety and environmental (“HSE”) protection, employee training and education, and community involvement. Our Board Nominating, Environmental, Social and Governance Committee oversees environmental, safety, social, sustainability and governance (“ESG”) matters. Continuously improving our HSE performance remains a top priority. Our HSE performance also directly impacts the compensation of all our employees as it is one of the performance goals included in our cash incentive compensation plan. We believe having measurable HSE metrics as part of our incentive compensation program leads to improved accountability and reinforces our cultural focus on operating safely and protecting employees, the environment and the communities in which we operate.

Environmental Stewardship.    Environmental stewardship serves as the foundation for our climate risk strategy. We are dedicated to delivering cleaner, safer, more affordable and reliable energy while working to reduce our impact on the environment. Gulfport strives to minimize our environmental impact by:

•        Certifying Appalachian gas with an independent auditor.

•        Designing future pad sites with compressed air pneumatic devices.

•        Employing air quality programs and operating practices to ensure that we comply with or exceed regulations.

•        Investing in and implementing technology to reduce emissions, waste and our physical footprint on drilling locations.

•        Selecting and designing our well sites to minimize impacts to sensitive habitats and surrounding areas.

•        Reducing water disposal volumes and freshwater consumption through water re-use or water sharing agreements with other operators.

•        Testing spill prevention and response programs to confirm equipment is maintained and operating practices are continually improved to prevent spills and minimize the impact of our operations to the soil, air and water.

Gulfport is a long-standing member of The Environmental Partnership. The organization is comprised of stakeholders in the oil and natural gas industry who are committed to continuous environmental improvement. The Environmental Partnership’s primary focus is reducing methane and volatile organic compound emissions. Gulfport also developed an Environmental Policy supporting its commitment to operational excellence, compliance and environmental awareness. Gulfport’s Environmental Policy fosters environmental awareness and serves as a guide for employee behavior. All employees are expected to act and make decisions within the guidelines of the policy to ensure our business complies with local, state and federal environmental laws and regulations. Gulfport employees and contractors are expected to protect the environment, limit spills and discharges, manage waste responsibly and reduce emissions.

Safety.    Safety is the number one priority for all Gulfport employees and contractors. Gulfport provides comprehensive safety training to employees and contractors and is fully committed to a safe working environment. We utilize and apply performance metrics to drive and improve safe operations. Gulfport has designed and instituted emergency response and business continuity plans to address incidents involving operational disruptions, pandemics and natural disasters. These measures include prompt notification procedures enabling Gulfport personnel to quickly evaluate and mitigate risks. Limiting safety incidents is included as part of our incentive compensation programs to ensure we train and hold our employees accountable for operating safely.

2024 PROXY STATEMENT 3

Corporate Responsibility and Sustainability Highlights
WORK SAFE

Gulfport’s Work Safe Program is behaviorally based and focuses on twelve rules derived from Company policies (critical tasks) and cultural conditions linked to serious safety incidents in our industry. Critical Task Rules require specific operating procedures to mitigate hazardous work site conditions and complete work safely. Cultural Condition Rules are defined as work site conditions or human behaviors that have been linked to the root cause of most incidents. Employees and contractors are expected to apply and follow the requirements that coincide with the twelve rules. We continue educating employees and contractors on this program through safety meetings and training programs. Our goal is to not only improve our safety performance but to proactively prevent incidents before they occur.

Stop Work is one of the Work Safe Program’s critical tasks. Our Chief Executive Officer, John Reinhart, signed and communicated a Stop Work Authority and Obligation letter to the Company’s employees and our contractors. This letter outlines Gulfport’s commitment to health, safety and the environment and provides the expectation and support to Gulfport employees and contract partners to stop work when conditions warrant. Every person on a Gulfport work site has the authority — and obligation — to stop any work that may cause an unsafe condition, create personal risk, or harm the environment.

Health, Safety & Environment Highlights for 2023:

•        Achieved MIQ certification for Appalachian assets.

•        Reduced combined total recordable incident rate by 17% in 2023 compared to 2022.

•        Invested in and implemented technology to reduce emissions, waste and our physical footprint on drilling locations.

•        Reduced water disposal volumes and freshwater consumption through water re-use or water sharing agreements with other operators.

Diversity.    Diversity, equity and inclusion are paramount to our organization, our leadership team and our culture. Diversity and inclusion are also important at our Board level, where over 42% of our directors identify as gender or ethnically diverse. We continue to make efforts to attract and recruit diverse candidates, evaluate pay equity and offer our employees and managers development training and resources and ongoing training on our workplace policies. We also encourage employees to provide feedback and ideas on how Gulfport can continuously improve, and we ask our employees to sign a commitment indicating that they will speak up if they observe or become aware of any actions that are inconsistent with our core values, our Code of Business Conduct and Ethics, or other Company policies. We are also committed to supporting veterans through our recruiting and hiring efforts as well as supporting several causes that assist veterans and active-duty military.

As an affirmative action employer, we are driven to locate qualified diversity candidates and provide metrics on our diversity. In 2023, we either maintained or improved our diversity in key areas with approximately 43% of our employees identifying as gender or ethnically diverse, including 37% of our new hires. Through outreach and recruiting, we continue to make progress in 2024.

In 2023, all employees participated in multiple trainings that covered our Business Code of Conduct and Ethics, Company policies, and topics related to diversity, equity and inclusion. We understand that a workplace environment that embraces diversity and is inclusive of different ideas and perspectives is a healthy environment and one that provides the best solutions to complex challenges.

Board Diversity.    Our Nominating, Environmental, Social and Governance Committee is dedicated to diversity and adopted a Board Diversity Policy. The policy requires that the Committee include diverse candidates in all director searches, taking into account diversity of gender, race, ethnicity, background, age, thought and tenure on our Board (in connection with the consideration of the renomination of an existing director), including by affirmatively instructing any search firm retained to assist the Committee in identifying director candidates to include diverse candidates from traditional and non-traditional candidate groups. These efforts have led to over 42% of our directors identifying as gender or ethnically diverse.

Human Rights Policy.    Gulfport is committed to serve as a positive force in its communities, and the Company remains dedicated to upholding the highest standards of human rights, clearly defined in our Human Rights Policy.

Gulfport respects fundamental human rights and views them as an integral part of corporate ethics and social responsibility. The Company adheres to the highest ethical conduct as outlined in Gulfport’s Business Code of Conduct and Ethics and Supplier Code of Conduct.

4 2024 PROXY STATEMENT

Corporate Responsibility and Sustainability Highlights

Gulfport applies fair labor practices throughout its operations and adheres to applicable workplace, employment, privacy and human rights standards. Consistent with the United Nations Guiding Principles on Business and Human Rights, Gulfport recognizes the responsibility of governments to protect and fulfill human rights. As an operating rights owner, it is the Company’s obligation to respect human rights and comply with applicable laws.

Gulfport provides a diverse, equitable and inclusive workplace for all employees and job candidates, and it does not tolerate unlawful discrimination or workplace harassment in any form.

Gulfport is committed to maintaining and improving its strong and diverse supplier network which supports the Company’s goal of making a positive contribution in the communities where it does business. We regularly assess risk within Supply Chain and expect contractors and suppliers to comply with applicable laws and respect the Company’s voluntary commitments, the Supplier Code of Conduct, our Business Code of Conduct and Ethics and EHS policies.

Community Engagement.    Gulfport strives to positively impact and improve the communities where we live and operate. We uphold our corporate responsibility and put our core values in action forming partnerships that give back to our operating areas and enhance lives in our communities. Gulfport recognizes that its operations can create a significant economic and social impact and actively engages with communities in which we operate. Gulfport supports programs that make a lasting and positive impact on education, health and community development. Gulfport is proud to support campaigns for nonprofit agencies in Oklahoma and Ohio through volunteer efforts as well as financial and in-kind contributions. Gulfport continues emphasizing volunteerism as an important part of our corporate culture. We center our giving efforts to support education, health and human services, environmental stewardship and our veterans. In 2022, Gulfport formed its Community Impact Committee consisting of employees from its headquarters and field offices in Oklahoma and Ohio. This committee is dedicated to seeking partnerships and volunteer opportunities all centered around these key focus areas.

In the last 12 months, Gulfport has partnered with over 30 organizations with missions centered around our key focus areas. Through monetary contributions and volunteering efforts, we have supported organizations dedicated to protecting and sustaining the environment, supplying life-sustaining formula and food for babies and toddlers in times of crisis, enhancing the lives of adults with developmental disabilities and supporting veterans and youth through community programs.

2024 PROXY STATEMENT 5

Corporate Responsibility and Sustainability Highlights
Corporate Governance Highlights

We believe effective corporate governance requires regular constructive discussions with our stakeholders and we focus our sustainability priorities and disclosures on the issues that are most important to them. To identify these priorities, we engage internal and external stakeholders and weigh their views with respect to both Gulfport’s specific activities and the general business climate of our industry. In addition to these efforts, management engages with stockholders and potential stockholders through targeted outreach and participation in various conference and industry events.

Key Stakeholders include:

•        Contractors and Suppliers

•        Employees

•        Government and Regulatory Agencies

•        Industry Peers

•        Investors

•        Landowners

•        Local Communities

•        Service Providers

•        Trade Associations

This feedback helps shape our corporate governance practices, and has specifically resulted in:

•   Amendment of the Bylaws to change the supermajority vote requirement for stockholders to amend the Bylaws to a majority vote requirement;

•   Adoption of stock ownership guidelines for our non-employee directors and executive officers to further align the long-term financial interests of our directors and executive officers with those of our stockholders;

•   Adoption of Corporate Governance Guidelines to ensure best practices and reflect the Board’s commitment to monitor the effectiveness of policy and decision making at the Board and management levels;

•   Separation of Chief Executive Officer and Board Chair roles on January 24, 2023;

•   Lead Independent Director appointed;

•   Advancement of Board diversity, emphasis on diversity in the Nominating, Environmental, Social and Governance Committee’s charter; and

•   Adoption of a written executive compensation clawback policy.

•   Majority voting to elect directors in uncontested elections and plurality voting to elect directors in contested elections;

•   Creation of the Nominating, Environmental, Social and Governance Committee to further develop our commitment to HSE and corporate responsibility and sustainability matters and their impact on our business and operations;

•   Active stockholder outreach, engaging in discussions with our stockholders at investor conferences and through direct calls and meetings with the Company’s management team that represent over 70% of the shares outstanding;

•   Active Board oversight of risk and risk management;

•   Periodic Board and Committee self-assessments reviewed by an outside law firm;

•   Non-employee director meetings in executive sessions at regularly scheduled Board meetings; and

•   96% attendance at 2023 Board and Committee meetings.

6 2024 PROXY STATEMENT

Corporate Responsibility and Sustainability Highlights
COMPENSATION HIGHLIGHTS

Stockholder Engagement and Annual Say-On-Pay Advisory Vote

At the Annual Meeting, our stockholders will again have an opportunity to cast an advisory Say-On-Pay vote on the compensation paid to our named executive officers as described in this proxy statement. The details of the executive compensation program and its pay for performance alignment are discussed in the “Compensation Discussion & Analysis (CD&A)” on page 25 of this proxy statement.

Gulfport Energy engages in discussions with our stockholders at investor conferences and through direct calls and meetings with the Company’s management team that represented over 70% of the shares outstanding. Through these conversations our stockholders emphasized their expectation that our compensation programs should be designed to focus our executive team on driving results that ensure the financial health of the organization while also driving long-term stockholder value. Specifically, after carefully considering input from stockholders, the Company took the following actions in 2023:

•        Utilized performance-based and time-based equity awards in the form of performance-based restricted stock units tied to relative total shareholder return (“TSR”) and absolute total shareholder return, vesting over a three-year performance period; 60% of all equity awards to NEOs were performance-based;

•        Adjusted performance incentive opportunities and long-term equity award targets to closely align our executives’ financial interests with those of our stockholders and to continue to link a large portion of executives’ compensation to the performance of our stock and our operational performance;

•        Continued utilizing metrics in the annual incentive plan to include financial metrics directly tied to the financial health of the Company, including production per day, capital expenses, lease operating expenses, free cash flow generation, and specific and quantifiable health, safety, environmental and social metrics; and

•        Provided robust disclosure of our performance metrics and targets for both performance-based cash and equity awards.

Stock Performance Graph

The following Performance Graph and related information shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filings.

The performance graph below illustrates changes over the period of December 31, 2022 through December 31, 2023, in cumulative total stockholder return on Gulfport Common Stock as measured against the cumulative total return of the S&P 500 Index, the S&P Oil & Gas Exploration and Production Index and the 2023 Peer Group. The graph tracks the performance of a $100 investment in our Common Stock, each peer company and in each index (with the reinvestment of all dividends for the index securities) from December 31, 2022 to December 31, 2023.

Note: 2023 Peer Group defined further on page 32.

2024 PROXY STATEMENT 7

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES (Proposal 1)

The Company is asking its stockholders to vote to elect seven directors to serve on the Board of Directors until the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) or until their respective successors have been duly elected and qualified.

Our Board of Directors currently consists of seven members who are elected annually. Six of these seven directors are non-employee directors, and five of the seven directors are independent under the NYSE listing standards.

The directors standing for election this year are listed below. If any nominee should decline election or should become unable to serve as a director of our Company for any reason before election at the Annual Meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the Board of Directors.

There are no family relationships among any of the nominees, directors or any of the executive officers.

Vote Required and Board Voting Recommendation

Directors will be elected at the Annual Meeting by a majority of the votes cast. Abstentions and broker non-votes will have no effect on the voting results for Proposal 1.

8 2024 PROXY STATEMENT

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

Timothy Cutt
Age: 63 Director since: May 2021 Other Public Company Directorships Held in the Past Five Years: QEP (January 2019 – March 2021)

Business Experience:

Mr. Cutt has served as non-executive Board Chair since March 2023 and joined Gulfport as Board Chair and Chief Executive Officer in May 2021. Mr. Cutt is a Petroleum Engineer with over 40 years of energy experience. He served as Chief Executive Officer and as a director of QEP Resources from January 2019 to March 2021. Prior to joining QEP, Mr. Cutt was the Chief Executive Officer and a director of Cobalt International Energy from 2016 to 2018. Previously, Mr. Cutt held several executive positions with BHP Billiton before serving as President of the Petroleum Division from 2013 to 2016. During this time, he was also a member of BHP Billiton’s Corporate Executive Committee. Mr. Cutt began his career with Mobil and worked for ExxonMobil for 24 years and served in various management roles including President of ExxonMobil de Venezuela, President ExxonMobil Canada Energy and President Hibernia Management & Development Company.

Other Memberships and Positions:

Mr. Cutt is President of the Louisiana Tech Foundation Board, served on the board of the American Exploration and Production Council from 2021 to 2023, and previously served as a board member of the American Petroleum Institute from 2013 to 2018.

Educational Background:

Mr. Cutt received his Bachelor of Science Degree in Petroleum Engineering from Louisiana Tech University.

BOARD MEMBERSHIP QUALIFICATIONS:

Mr. Cutt’s extensive experience as a CEO and director of public exploration and production companies, executive management skills and extensive knowledge of the oil and natural gas sector and corporate governance qualify him to serve as a director.

David Wolf
Age: 53 Director since: May 2021 Other Public Company Directorships Held in the Past Five Years: EP Energy Corporation (Since October 2020)

Business Experience:

Mr. Wolf serves as Lead Independent Director and has an extensive financial background, with over 29 years of experience in the energy and oil and gas industries. Currently, Mr. Wolf serves as a partner at Enduring Resources. He previously served as Executive Vice President and Chief Financial Officer of Vantage Energy and President, Chief Executive Officer, and a Board Member of Fuse Energy LLC. Prior to joining Fuse Energy, Mr. Wolf served as Executive Vice President and Chief Financial Officer of Berry Petroleum Co and a Managing Director in the Global Oil & Gas Group at JP Morgan Chase & Co.

Educational Background:

Mr. Wolf received his Bachelor of Science degree in Economics from Rollins College and Master of Business Administration degree from Crummer School of Business, Rollins College.

BOARD QUALIFICATIONS:

Mr. Wolf’s prior experience as a Chief Financial Officer, strong oil and natural gas industry background and financial acumen qualify him to serve as a director.

2024 PROXY STATEMENT 9

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

Jason Martinez
Age: 50 Director since: May 2021

BUSINESS EXPERIENCE:

Mr. Martinez has had a 28-year energy industry career, and over 20 years as an investment banker. Currently, Mr. Martinez serves as a Managing Director at Pickering Energy Partners, leading its Energy Transition Advisory practice. Over the course of his career, his client and deal work span a dozen-plus countries and over $100 billion of announced transactions, including mergers, acquisitions, divestitures, all forms of public and private capital raising, and commercial lending. Previously, he held positions at Bank of Montreal Capital Markets, Nomura Securities International, Deutsche Bank Securities, and JPMorgan Securities. At Bank of Montreal, he led the Acquisitions and Divestitures practice. He began his energy career in Andersen Consulting’s Natural Resources group.

EDUCATIONAL BACKGROUND:

Mr. Martinez received his Master of Business Administration degree from the Harvard Business School and a Bachelor of Arts degree from Rice University.

BOARD QUALIFICATIONS:

Mr. Martinez’s financial acumen and extensive private equity experience qualify him to serve as a director.

Jeannie Powers
Age: 39 Director since: July 2023

Business Experience:

Ms. Powers is a Managing Director and Co-Head of Domestic Upstream based in EIG’s Houston office. In her previous role at EIG, she led the North America Engineering team, which was focused on engineering support across all aspects of EIG’s North American existing portfolio as well as new business opportunities. Before joining EIG in 2017, Ms. Powers worked as a Sr. Technical Advisor at Wells Fargo Securities A&D where she spent three years evaluating and marketing upstream and midstream assets. Prior to Wells, Ms. Powers spent several years at Chevron, with increasing responsibility, working both asset development and operations across the lower 48.

EDUCATIONAL BACKGROUND:

Ms. Powers has a Master of Business Administration from Texas Tech University and a Bachelor of Science in Petroleum Engineering from the University of Texas.

BOARD QUALIFICATIONS:

Ms. Powers’ strong oil and natural gas industry background and financial acumen qualify her to serve as a director.

10 2024 PROXY STATEMENT

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

David Reganato

Age: 44

Director since: May 2021

Other Public Company Directorships Held in the Past Five Years:

Granite Broadcasting LLC

(since July 2011)

New Cotai, LLC

(since March 2014)

Rotech Healthcare Holdings, Inc.

(since September 2013)

Studio City International Holdings

(since March 2014)

Trident Holding Company, LLC,
(holding company of TridentCare)

(since September 2019)

Business Experience:

Mr. Reganato has over 20 years of experience in the investment industry, including significant knowledge of the oil and gas sector. Currently, Mr. Reganato serves as a Partner with Silver Point Capital, L.P., an investment advisor, which he joined in November 2002. Prior to Silver Point Capital, L.P., Mr. Reganato worked in the investment banking division of Morgan Stanley.

Educational Background:

Mr. Reganato received his Bachelor of Science degree in Finance and Accounting from the Stern School of Business at New York University.

BOARD QUALIFICATIONS:

Mr. Reganato’s financial acumen, knowledge of the oil and natural gas sector and previous board experience qualify him to serve as a director.

John Reinhart
Age: 55 Director since: January 2023 Other Public Company Directorships Held in the Past Five Years: Montage Resources (March 2019 – November 2020)

BUSINESS EXPERIENCE:

Mr. Reinhart has over 25 years of oil and gas industry leadership experience. Most recently, he served as President, Chief Executive Officer and member of the board of directors of Montage Resources Corporation where he led actions that positioned Montage as an attractive strategic partner with sufficient scale, low debt profile and achievement of top-quartile operational and financial metrics. Mr. Reinhart previously served as President, Chief Executive Officer and member of the board of directors of Blue Ridge Mountain Resources and as Chief Operating Officer at Ascent Resources. He started his oil and gas career at Schlumberger before joining Chesapeake Energy Corporation, where he held operations roles with increasing responsibility. Mr. Reinhart began his career in the United States Army, serving tours in Panama and Iraq.

Educational Background:

Mr. Reinhart graduated from West Virginia University with a Bachelor of Science degree in Mechanical Engineering.

BOARD QUALIFICATIONS:

Mr. Reinhart’s considerable operational, technical, cultural, and executive experience in the oil and natural gas industry, including his prior service as an executive and director of both Montage Resources and Blue Ridge Mountain Resources qualify him to serve as a director.

2024 PROXY STATEMENT 11

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

Mary Shafer-Malicki

Age: 63

Director since: May 2023

Other Public Company Directorships Held in the Past Five Years:

Callon Petroleum

(January 2022 – April 2024)

Ag Growth International

(Since January 2024)

QEP Resources

(July 2017 – March 2021)

McDermott International Inc.

(November 2011 – May 2020)

Wood Plc

(May 2012 – May 2021)

BUSINESS EXPERIENCE:

Ms. Shafer-Malicki retired in 2009 after a 26-year career with BP Exploration Operating Company (BP) and Amoco Corporation, where she held domestic and international leadership roles across the energy value chain. She served as Senior Vice President/CEO and Chief Operating Officer/General Manager for BP’s operations in Angola from 2005 to 2009 and Director General for BP’s operations in Vietnam from 2003 to 2005. Prior to this, she served as the Business Unit Leader for BP’s Central North Sea gas business in Scotland from 2001 to 2003, General Manager for support services to all of BP’s Continental Shelf upstream operations in the United Kingdom from 2000 to 2001 and President and General Manager for Amoco/BP’s Dutch onshore and offshore production and gas storage operations in the Netherlands from 1998 to 2000.

Her significant board experience includes service as Chair of the Board for QEP Resources and as a board member for Callon Petroleum, Wood plc, McDermott International Inc., and Ausenco Limited. In addition, Ms. Shafer-Malicki currently serves as a director of Ag Growth International, the University of Wyoming Foundation, as well as a member of industry advisory boards for the Chemical Engineering departments at the University of Wyoming and Oklahoma State University.

Educational Background:

Ms. Shafer-Malicki graduated from Oklahoma State University with a Bachelor of Science degree in Chemical Engineering.

BOARD QUALIFICATIONS:

Ms. Shafer-Malicki’s extensive energy industry experience, including her serving in senior executive positions, and her experience as a director on multiple public company boards qualify her to serve as a director.

12 2024 PROXY STATEMENT

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
WHAT ARE THE COMMITTEES OF THE BOARD?

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating, Environmental, Social and Governance Committee. The table below summarizes committee membership as of the date of this proxy statement along with the functions each committee is responsible for performing.

AUDIT COMMITTEE
Members David Wolf C+^ Jason Martinez +^ Jeannie Powers +^ David Reganato +^ Number of Meetings in 2023 8

Principal Functions

•   Reviews and discusses with management and the independent auditors the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance.

•   Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.

•   Monitors our compliance with legal and regulatory requirements.

•   Monitors the Company’s cybersecurity risk and readiness.

•   Monitors compliance with the Company’s Code of Business Conduct and Ethics.

•   Establishes and oversees procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•   Reviews and approves related party transactions.

•   Appoints, determines compensation, evaluates and terminates our independent auditors.

•   Pre-approves audit and permissible non-audit services to be performed by the independent auditors.

•   Prepares the report required by the U.S. Securities and Exchange Commission (the “SEC”), for the inclusion in our annual proxy statement.

•   Reviews and reassesses the adequacy of the Audit Committee charter on a periodic basis.

•   Informs our independent auditors of the Audit Committee’s understanding of significant relationships and transactions with related parties and review and discuss with our independent auditors the auditors’ evaluation of our identification of, accounting for and disclosure of our relationships and transactions with related parties, including any significant matters arising from the audit regarding our relationships and transactions with related parties.

C      Committee Chair.

+      Satisfies NYSE independence and other applicable independence rules for membership on such Committees.

^      Audit Committee financial expert.

2024 PROXY STATEMENT 13

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
compensation committee
Members Jason Martinez C+ David Wolf + David Reganato + Mary Shafer-Malicki + Number of Meetings in 2023 5

Principal Functions

•   Oversees and administers our executive compensation policies, plans and practices, including our stock retention guidelines, and evaluates their impact on risk and risk management.

•   Assists the Board of Directors in discharging its responsibilities relating to the compensation of our executives, including our Chief Executive Officer, and other key employees.

•   Administers our equity-based compensation plans, including the grants of stock options, restricted stock awards and other equity awards under such plans.

•   Develops, reviews and approves our cash-based incentive bonus plans, including the establishment of performance criteria, targets and awards under our 2023 Executive Annual Incentive Compensation Plan.

•   Makes recommendations to the Board with respect to incentive compensation.

•   Where appropriate or required, makes recommendations to our stockholders with respect to incentive compensation and equity-based plans.

•   Conducts annual performance evaluation of the Committee.

•   Reviews disclosure related to executive compensation in our proxy statement and prepares an annual Compensation Committee report.

•   Reviews and considers the stockholders’ advisory vote on executive compensation and the frequency of holding such advisory vote.

•   Reviews and reassesses the adequacy of the Compensation Committee charter.

C      Committee Chair.

+      Satisfies NYSE independence and other applicable independence rules for membership on such Committees.

14 2024 PROXY STATEMENT

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
NOMINATING, ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE
Members Mary Shafer-Malicki C+ David Wolf + Jeannie Powers + David Reganato + Number of Meetings in 2023 4

Principal Functions

•   Assists the Board of Directors in developing criteria for identifying and evaluating individuals qualified to serve as members of our Board of Directors.

•   Selects and recommends director candidates to the Board of Directors to be submitted for election at each annual meeting of stockholders and to fill any vacancies on the Board of Directors.

•   Periodically reviews and makes recommendations regarding the composition and size of the Board of Directors and its Committees.

•   Reviews and recommends to the Board of Directors appropriate corporate governance guidelines and procedures for the Company.

•   Conducts an annual assessment of the qualifications and performance of the Board of Directors.

•   Reviews and reports to the Board of Directors on the performance of management annually.

•   Reviews the development and leadership capabilities of the executive officers and management’s succession process.

•   Reviews and approves the Company’s Corporate Sustainability Report.

•   Reviews and makes recommendations to our Board of Directors regarding the health, safety and environmental protection, and corporate responsibility matters, including governmental relations, political contributions and corporate philanthropy, which we refer to as HSE and corporate responsibility matters, and their impact on our business and operations.

•   Monitors and evaluates management’s actions with respect to HSE and corporate responsibility matters.

•   Reviews reports from our management, consultants or other advisors regarding (i) our performance with respect to HSE and corporate responsibility matters and compliance with any related laws and regulations applicable to us, (ii) any significant litigation relating to HSE and corporate responsibility matters involving our Company, and (iii) any significant legislation or regulations, judicial decisions, treaties, protocols, conventions or other agreements, public policies or other scientific, medical or technological developments involving HSE and corporate responsibility matters that will or may have a material effect on our business and operations.

•   Reviews the risks and exposures relating to HSE and corporate responsibility matters, including mitigation and remedial actions.

•   Reviews crisis management planning procedures relating to HSE and corporate responsibility matters.

•   Conducts investigations or studies affecting Gulfport as they pertain to HSE and corporate responsibility matters.

•   Reviews the effectiveness of internal systems and controls necessary to ensure our compliance with applicable health, safety and environmental laws, rules and regulations.

•   Reviews our compliance with industry practices in the areas of health, safety and environmental protection.

•   Reviews our political, charitable and educational contributions/programs and the administration of any political action or similar Committees of our employees.

•   Oversees the policies and practices promoting diversity and inclusion within the Company and the Company’s human and workplace rights and policies.

•   Reviews and provides guidance on public policy advocacy efforts to confirm alignment with Company policies and values.

•   Reviews and reassesses the adequacy of the Nominating, Environmental, Social and Governance Committee charter.

C      Committee Chair.

+      Satisfies NYSE independence and other applicable independence rules for membership on such Committees.

2024 PROXY STATEMENT 15

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
DO THE COMMITTEES HAVE WRITTEN CHARTERS?

Yes. The charters for each Committee can be found on our website at https://www.gulfportenergy.com/investors/corporate-governance/governance-documents. You may also obtain copies of these charters, as well as our Code of Business Conduct and Ethics, which is described below, by writing to our Chief Legal and Administrative Officer and Corporate Secretary, Patrick Craine, at Gulfport Energy Corporation, 713 Market Drive, Oklahoma City, Oklahoma 73114.

16 2024 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS AND COMMUNICATIONS WITH THE BOARD
WHO ARE OUR INDEPENDENT DIRECTORS?

Our Board of Directors has determined that five of our seven current Board members (David Wolf, Jason Martinez, Jeannie Powers, David Reganato, and Mary Shafer-Malicki) meet the independence requirements in the NYSE listing standards and are free of any relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors of the Company. Mr. Reinhart, our President, Chief Executive Officer and Director, is not considered by the Board of Directors to be an independent director because of his current employment with the Company. Mr. Cutt, our Board Chair, is not considered by the Board of Directors to be an independent director because of his previous employment as Chief Executive Officer of the Company. Our Board is currently over 42% diverse.

Annual Board Self-Assessment Process

Board and Committee Evaluations

Director Performance Evaluations

How often did the Board of Directors meet in 2023?

The Board of Directors met 12 times in 2023. In addition to these meetings, the Board of Directors adopted resolutions by unanimous written consent. Each director attended over 87% of the aggregate meetings of the Board of Directors and the meetings of the Committees on which they served.

Do our non-management directors meet separately without management?

Our non-management directors routinely meet in an executive session following regularly scheduled meetings of the Board of Directors.

2024 PROXY STATEMENT 17

CORPORATE GOVERNANCE MATTERS AND COMMUNICATIONS WITH THE BOARD
How can I communicate with the Board of Directors?

Individuals may communicate with our Board of Directors or individual directors by writing to our Chief Legal and Administrative Officer and Corporate Secretary, Patrick Craine, at Gulfport Energy Corporation, 713 Market Drive, Oklahoma City, Oklahoma 73114. Our Chief Legal and Administrative Officer and Corporate Secretary will review all correspondence and forward our Board of Directors correspondence that, in the opinion of our Chief Legal and Administrative Officer and Corporate Secretary, relates to the function of our Board of Directors or a Board Committee or otherwise requires their attention. Directors may review a log of all correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the Chair of the Audit Committee and handled in accordance with our Audit Committee’s procedures.

WILL directors attend the Annual Meeting?

Recognizing that director attendance at our Annual Meeting can provide stockholders an opportunity to communicate with directors about issues affecting the Company, we actively encourage our directors to attend, either virtually or in person, the Annual Meeting of Stockholders. All Directors attended our 2023 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics designed to help directors and employees resolve ethical issues. Our Code of Business Conduct and Ethics applies to all directors and employees. Our Code of Business Conduct and Ethics covers various topics including, but not limited to, conflicts of interest, fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code of Business Conduct and Ethics, together with any amendments or waivers, are posted on our website at https://www.gulfportenergy.com/investors/corporate-governance/governance-documents.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist the Board in exercising its responsibilities. The Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making at the Board and management levels, with a view to enhancing stockholder value over the long term. The Corporate Governance Guidelines also assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. Our Corporate Governance Guidelines, together with any amendments or waivers, are posted on our website at https://www.gulfportenergy.com/investors/corporate-governance/governance-documents.

Political Contribution Policy

Engagement in the political, legislative and regulatory process is important to the success of the Company. The Company has delegated compliance and oversight over this function to the Nominating, Environmental, Social and Governance Committee and has adopted a political contributions and activity policy that sets forth the ways by which the Company and its employees may participate in the political, legislative and regulatory process. All political contributions and activities are subject to compliance with applicable laws.

18 2024 PROXY STATEMENT

NOMINATING PROCESS FOR DIRECTORS, DIRECTOR QUALIFICATIONS AND REVIEW OF DIRECTOR NOMINEES

Director Qualifications

As provided by the Nominating, Environmental, Social and Governance Committee’s charter, the Committee identifies, investigates, and recommends candidates to our Board of Directors with the goal of creating a balance of knowledge, experience, and diversity. The Committee identifies candidates using third-party search firms, as well as through the extensive networks of our directors and management team in the oil and natural gas industry.

It is our policy that potential directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of our Board of Directors, the skills necessary to provide effective oversight in critical areas and the evolving needs of our business. It is the policy of our Board of Directors that, at all times, at least a majority of its members meet the standards of independence promulgated by the NYSE and the SEC and that its members reflect a range of talents, skills and expertise, particularly in the areas of accounting and finance, management, leadership and oil and gas-related industries sufficient to provide sound and prudent guidance with respect to our operations and the interests of our stockholders.

Board Diversity Policy

Our Nominating, Environmental, Social and Governance Committee is dedicated to diversity and adopted a Board Diversity Policy in April 2022. The policy requires that the Nominating, Environmental, Social and Governance Committee consider diversity in its evaluation of candidates for Board membership. Our Nominating, Environmental, Social and Governance Committee, in accordance with its charter, seeks to include diverse candidates in all director searches, taking into account diversity of gender, race, ethnicity, background, age, thought and tenure on our Board (in connection with the consideration of the renomination of an existing director), including by affirmatively instructing any search firm retained to assist the Nominating, Environmental, Social and Governance Committee in identifying director candidates to include diverse candidates from traditional and non-traditional candidate groups. In accordance with its charter, our Nominating, Environmental, Social and Governance Committee periodically reviews and makes recommendations regarding the composition of the Board and the size of the Board. These efforts have led to over 42% of our directors identifying as gender or ethnically diverse.

We also require that the members of our Board of Directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending meetings of the Board of Directors and applicable Committee meetings. In accordance with its charter, our Nominating, Environmental, Social and Governance Committee periodically reviews the criteria for the selection of directors to serve on our Board and recommends any proposed changes to our Board of Directors for approval.

Nomination Process

Our Board of Directors will consider stockholder nominations for director candidates upon written submission to our Chief Legal and Administrative Officer and Corporate Secretary along with, among other things, the nominee’s qualifications and certain biographical information regarding the nominee, the nominee’s written consent to serve as a director if elected and being named in the proxy or information statement and information regarding the status of the stockholder submitting the recommendation, all in the manner required by the Second Amended and Restated Bylaws of the Company (the “Bylaws”) and the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our Board of Directors at a regularly scheduled or special Board meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, materials will be forwarded to our Board of Directors. See “Submission of Future Stockholder Proposals” below for additional detail regarding submitting director nominees.

2024 PROXY STATEMENT 19

NOMINATING PROCESS FOR DIRECTORS, DIRECTOR QUALIFICATIONS AND REVIEW OF DIRECTOR NOMINEES

Our Board of Directors may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating nominations, our Board of Directors will seek to achieve a balance of knowledge, experience and diversity on the Board. To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. Our Board of Directors uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by current Board members, professional search firms and other people. After completing its evaluation, our Board of Directors approves the final slate of director nominees.

Our Nominating, Environmental, Social and Governance Committee approved the director nominees submitted for election at the Annual Meeting. Each nominee brings a strong and unique background and set of skills to our Board of Directors, giving our Board of Directors competence and experience in a variety of areas, including corporate governance and Board service, executive management, the oil and natural gas industry, accounting and finance and risk assessment and management.

20 2024 PROXY STATEMENT

DIRECTOR LEADERSHIP STRUCTURE

Board Chair

Timothy Cutt served as Board Chair and CEO beginning on May 17, 2021. Effective January 24, 2023, the positions of Board Chair and Chief Executive Officer are held by two different individuals, and the Board Chair is a non-executive position elected from among the directors by the Board. Separating the positions of Board Chair and Chief Executive Officer allows our Chief Executive Officer to focus on business development strategies as well as our day-to-day business and operations, while permitting our Board Chair to lead the Board in its fundamental role of providing advice to and oversight of management. The Board Chair provides leadership to our Board of Directors and works with the Board of Directors to define its structure and activities in the fulfillment of its responsibilities.

The duties of the non-executive Board Chair include:

•        Presiding at meetings of our Board of Directors and stockholders;

•        Setting Board agendas with input from other members of the Board and our management;

•        Facilitating communication among, and information flow to, directors;

•        Calling special meetings of our Board of Directors and stockholders; and

•        Advising and counseling our Chief Executive Officer and other officers.

Lead Independent Director

The Board has appointed Mr. Wolf to serve as Lead Independent Director with responsibilities typically performed by an independent Chair, including acting as Chair at meetings of the Board of Directors when the Board Chair is not present. The Lead Independent Director role is a highly versatile intermediary between the Board Chair and the Board’s stakeholders. In normal times they contribute to the good relationships and functions of the Board, and in periods of stress the Lead Independent Director is expected to assist in facilitating the resolution of any situation. Mr. Wolf also is a member of each of the Board’s Committees and acts as Chair at Committee meetings when the respective Committee Chair is not present.

Directors

We believe that our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe that the atmosphere of our Board is collegial, that all Board members are well engaged in their responsibilities and that all Board members express their views and consider the opinions expressed by other directors. Five out of seven director nominees are independent under NYSE listing standards and SEC rules. We believe that our independent directors have demonstrated leadership in business enterprises and are familiar with Board processes. Our independent directors are involved in the leadership structure of our Board by serving on our Audit, Nominating, Environmental, Social and Governance and Compensation Committees, comprised entirely of independent directors and each having an independent chair.

Committee Chairs

Specifically, our Audit Committee Chair oversees the accounting and financial reporting processes and compliance with legal and regulatory requirements. Our Compensation Committee Chair oversees our compensation policies and practices and their impact on risk and risk management. The Chair of our Nominating, Environmental, Social and Governance Committee oversees our practices relating to health, safety and environmental protection, as well as social and governance matters. Our Nominating, Environmental, Social and Governance Committee Chair also monitors matters related to Board and Committee composition, Board performance and best practices in corporate governance. Each Committee Chair provides independent leadership for the purposes of many important functions delegated by our Board of Directors to such Committee.

2024 PROXY STATEMENT 21

BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT

While our management team is responsible for the day-to-day management of risks, the Board of Directors has primary responsibility for risk oversight. Boards typically exercise this oversight during regular Board meetings, but our Board of Directors also maintains constant and open dialogue with management and reviews and monitors key processes. As a result, they are better able to respond to emerging risks and to influence our strategy to address those risks.

While our Board of Directors is responsible for risk oversight at the Company, our three Committees assist the Board in fulfilling its oversight responsibilities in the areas of risk below:

Committee	Risk Areas of Focus
Audit	• Cybersecurity • Financial Reporting • Internal Controls • Legal Compliance • Regulatory Compliance • Reserves Reporting • Risk Management
Compensation	• Compensation Policies • Executive Performance
Nominating, Environmental, Social and Governance	• Board Organization • Climate • Corporate Governance • Environment • Government Relations • Membership • Political Contributions • Public Health • Safety • Structure • Succession Planning
22 2024 PROXY STATEMENT

EXECUTIVE OFFICERS

The following table sets forth the name, age, positions, and business experience of each of our executive officers (other than John Reinhart, who also serves as a member of our Board and who is listed under “Election of Directors and Director Biographies”):

NAME	POSITIONS AND EXPERIENCE
Michael Hodges Age: 45

Executive Vice President, Chief Financial Officer since April 2023

Prior to joining the Company, Mr. Hodges served as Senior Vice President, Finance and Accounting at Leon Capital Group. Prior to joining Leon Capital, he was the Executive Vice President and Chief Financial Officer for Montage Resources Corporation until its merger with Southwestern Energy Company in November 2020. From 2012 until joining Montage Resources in 2018, Mr. Hodges served as the Chief Financial Officer for three upstream energy companies focused on near-term value creation through the acquisition and early-stage development of oil and natural gas resources. Mr. Hodges received his Bachelor of Business Administration in Finance from the University of Oklahoma and a Master of Science in Energy Management from Oklahoma City University and is a Certified Public Accountant in the State of Oklahoma.

Patrick Craine Age: 51

Executive Vice President, Chief Legal and Administrative Officer since June 2021

Mr. Craine joined Gulfport as Executive Vice President, General Counsel and Corporate Secretary in May 2019. Mr. Craine has over 25 years of extensive senior-level experience handling a broad range of securities, corporate, regulatory, governance, compliance and litigation matters, with particular expertise in the energy industry. He joined Gulfport from Chesapeake Energy Corporation (NYSE: CHK) (“Chesapeake”), a hydrocarbon exploration company, where he served as Deputy General Counsel – Chief Risk and Compliance Officer from 2013 until 2019. Prior to joining Chesapeake, Mr. Craine was a partner with Bracewell LLP, a global law firm, where his practice focused on securities and corporate regulatory matters and investigations. Before Mr. Craine entered private practice, he served as a lawyer with the SEC and the Financial Industry Regulatory Authority, where he held leadership positions in their Oil and Gas Task Forces. Mr. Craine received his Bachelor of Arts degree, summa cum laude, Phi Beta Kappa, from Wabash College, and his Juris Doctorate, cum laude, from the Southern Methodist University Dedman School of Law.

Matthew Rucker Age: 38

Senior Vice President, Operations since March 2023

Prior to joining the Company, Mr. Rucker served as Vice President, Production Operations of Javelin Energy Partners since August 2022. He joined Javelin in July 2022 as the Vice President of Business Development. Prior to joining Javelin, Mr. Rucker served as the Executive Vice President, Chief Operating Officer of Montage Resources Corporation following Montage’s successful business combination transaction with Blue Ridge Mountain Resources in June 2020. Prior to Montage, Mr. Rucker served as Vice President, Resource Planning and Development of Blue Ridge from 2016 to 2020. Prior to joining Blue Ridge, Mr. Rucker served as a Production Superintendent for Chesapeake Energy Corporation from January 2014 to October 2016, overseeing Chesapeake’s Utica Shale production. As a member of Chesapeake’s Eastern Division leadership team, Mr. Rucker focused on the safe and efficient optimization of production in the Utica Shale and led an operating team of over 45 employees. During his service at Chesapeake, Mr. Rucker held several engineering positions in the Marcellus and Utica Shale Asset Teams within reservoir, primarily focused on strategic joint ventures, divestitures, acquisitions and resource development planning. Mr. Rucker graduated with a Bachelor of Science degree in Petroleum Engineering from Marietta College and with a Master’s in Business Administration from Texas Christian University. He serves on the Boards of the Ohio Oil and Gas Association and the Petroleum Alliance of Oklahoma and is a member of the Society of Petroleum Engineers.

2024 PROXY STATEMENT 23

EXECUTIVE OFFICERS
NAME	POSITIONS AND EXPERIENCE
Michael Sluiter Age: 51

Senior Vice President, Reservoir Engineering since December 2018

Mr. Sluiter joined Gulfport from Noble Energy, Inc., where he held various engineering positions from January 2012 to November 2018, including Business Development Engineering Advisor, Appalachian Reservoir Engineering Supervisor, and Permian Basin Business Unit Manager. Mr. Sluiter has over 18 years of experience in unconventional resource development, reservoir engineering, subsurface development, business development and acquisitions, as well as leadership skills, which he developed at Noble Energy, Santos Australia and Santos USA. Mr. Sluiter began his career as a wireline field services engineer for Schlumberger in Thailand. Mr. Sluiter received a Bachelor of Science degree in Chemical Engineering from the University of Sydney, Australia.

Lester Zitkus Age: 58

Senior Vice President, Land since January 2017

Mr. Zitkus joined Gulfport as Vice President of Land in March 2014. Prior to joining the Company, Mr. Zitkus served as Vice President of Land for Chesapeake Energy Corporation from May 2007 to October 2013. During his 20-year tenure with Equitable Resources Inc. (now EQT Corp.), he held various positions, including Vice President of Operations and Senior Vice President of Land, between 1987 and 2007. He holds a degree in Mineral Land Management from the University of Evansville. Mr. Zitkus is a member and past president of the American Association of Professional Landmen and Past Regional Director of the Independent Petroleum Association of America.

24 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Letter from the Compensation Committee

2023 was an exceptional year for Gulfport Energy. The Company delivered on all fronts, highlighted by our high quality resource base and the continued improvement of development efficiencies throughout the year. The Company delivered net production well above initial expectations while staying within its initial capital expenditures expectations. The 2023 development program led to meaningful adjusted free cash flow generation, and after adjusting for cash flow utilized for attractive discretionary acreage acquisitions, Gulfport allocated approximately 99% of adjusted free cash flow to repurchasing our common stock during 2023. All of this was achieved while maintaining our strong balance sheet, ample liquidity and financial leverage below one times. The Company’s accomplishments were realized by the investment community and Gulfport’s stock price appreciated over 80% during 2023, outperforming the S&P 500 which appreciated by 24% and Gulfport’s 2023 compensation peer group average appreciation of 0.2%.

From an executive compensation perspective, we were able to set realistic, challenging targets for our short and long-term incentive plans. We were pleased to see the financial and operational results exceed our expectations. We were able to deliver on our compensation strategy of providing compensation opportunities that were tied to Company performance. Our philosophy is to remain competitive within the oil and gas industry for similarly situated operations.

Please review the Compensation Discussion and Analysis, where we explain how we tie pay and performance together to reward our executives. We are confident our shareholders will once again agree with the compensation decisions we made regarding our executive team as they overwhelmingly did based on the 99.8% of votes we received on our 2023 Say-On-Pay vote.

Thank you for your confidence and investment in Gulfport Energy.

Respectfully submitted by the Compensation Committee,

Jason Martinez, Chair

David Reganato

Mary Shafer-Malicki

David Wolf

Dated: April 5, 2024

2024 PROXY STATEMENT 25

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, explains the Compensation Committee’s compensation philosophy, summarizes our executive compensation programs, and describes compensation decisions for Gulfport’s current and former Chief Executive Officer, or CEO, current and former Chief Financial Officer, or CFO, and the next three highest paid executive officers for 2023. These executive officers, known as our NEOs, are as follows:

John Reinhart	President, Chief Executive Officer and Director
Michael Hodges	Executive Vice President, Chief Financial Officer
Patrick Craine	Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary
Matthew Rucker	Senior Vice President of Operations
Michael Sluiter	Senior Vice President of Reservoir Engineering
Timothy Cutt	Former Chief Executive Officer and Current Board Chair
William Buese	Former Executive Vice President Chief Financial Officer
26 2024 PROXY STATEMENT

EXECUTIVE SUMMARY
Gulfport 2023 Business Performance Highlights

During 2023, we had the following notable achievements:

Financial

•        Generated $723.2 million of operating cash flows.

•        Reduced total lease operating expenses, midstream costs and taxes other than income per Mcfe by 13%.

•        Maintained a strong balance sheet and low financial leverage, with liquidity at December 31, 2023 totaling $720.1 million.

•        Expanded our common stock repurchase authorization in February 2023 and October 2023 to a total of $650 million.

•        Returned substantially all full year adjusted free cash flow, excluding discretionary acreage acquisitions, to shareholders by repurchasing 1.5 million shares of common stock for approximately $148.9 million.

•        Reported year-end estimated net proved reserves of 4.2 Tcfe.

Health, Safety & Environmental

•        Achieved MIQ certification for Appalachian assets.

•        Reduced our combined total recordable incident rate by 17% in 2023 compared to 2022.

•        Invested in and implemented technology to reduce emissions, waste and our physical footprint on drilling locations.

•        Reduced water disposal volumes and freshwater consumption through water re-use or water sharing agreements with other operators.

•        Employees completed over 2,600 hours of Health, Safety and Environmental training.

•        Over 200 service companies completed Contractor Orientation covering topics such as:

•        Gulfport’s Contractor expectations

•        Work Safe;

•        Stop Work;

•        JSA’s;

•        Incident Reporting; and

•        Spill Prevention

•        PPE requirements

•        Gulfport Drug/Alcohol/Weapons Policy

•        Business Conduct

•        Other Applicable OSHA Regulations

•        Hot Work Permits

•        Confined Space Permits

•        Lock Out Tag Out Requirements

2024 PROXY STATEMENT 27

EXECUTIVE SUMMARY

Social

•        Appointed two gender diverse directors, resulting in over 42% diversity of Directors.

•        Completed Diversity Equity and Inclusion related training for all employees.

•        Increased total number and total percentage of employees that identified as gender or ethnically diverse.

•        Partnered with over 30 organizations that support Gulfport’s key focus areas in Oklahoma and Ohio through volunteering and monetary contributions.

Key 2023 Executive Compensation Actions

In consideration of our long-term strategy and stockholder feedback following a robust program of engagement (see “Stockholder Engagement and Annual Say-on-Pay Advisory Vote” below), the Company took the following actions in 2023:

•        Continued to use absolute and relative TSR and time-based vesting in equity plan grants to maximize the link between performance-based pay of our executives and shareholder value over time.

•        Established annual performance bonus opportunities and long-term equity award targets to closely align our NEOs’ financial interests with those of our stockholders and to continue to link a larger portion of NEOs’ compensation to the performance of our stock and operational performance.

•        Selected metrics in our annual incentive plan to include financial metrics directly tied to the financial health of the Company and specific and quantifiable health, safety and environmental metrics.

•        Continued to provide robust disclosure of our performance metrics and targets for both performance-based cash and equity awards.

•        Utilized formal stock ownership guidelines to ensure our Board of Directors and executive officers own a stake in the Company that is sufficient to align their interests with their fellow stockholders.

28 2024 PROXY STATEMENT

EXECUTIVE SUMMARY

The Compensation Committee will continue to consider the feedback from our stockholders when making compensation decisions for our NEOs.

Practices We Follow
🗸

Incentives Aligned with Stockholders.    All long-term equity incentive awards granted in 2023 were in the form of either time-based or performance-based restricted stock units, and the performance-based restricted stock units vest based on absolute and relative TSR, providing strong alignment between management and stockholders.

🗸

NEO pay is at-risk.    A significant portion of executive compensation is conditioned on the achievement of pre-determined operational, capital efficiency and safety and environmental targets, as well as absolute TSR and TSR measured against a broad peer group of exploration and production companies.

🗸

Performance-based awards are prevalent.    60% of the NEOs’ equity incentive awards consisted of performance-based equity awards that vest based on absolute and relative TSR metrics measured over a three-year performance period.

🗸	Robust disclosure of our performance metrics and targets. We provide detailed disclosure of our performance metrics in our CD&A.
🗸

Balanced approach to executive compensation.    We view the combination of long-term equity and short-term cash compensation, prioritizing long-term equity compensation and focusing on performance-based equity and cash compensation when analyzing total compensation plans.

🗸	Ownership guidelines. We have robust stock-ownership guidelines for directors and executive officers.
🗸	Risk Management. We perform annual enterprise risk assessments to ensure our compensation programs does not create undue risk to the business.
🗸	Clawback and recoupment processes. We maintain a clawback policy that allows us to recover incentive compensation in certain circumstances.
🗸	Executive Compensation best practices. The Compensation Committee uses an independent compensation consulting firm to provide input into our executive compensation programs.
Practices We Prohibit
✗	Minimum bonuses or guarantees. The Company does not guarantee minimum bonuses and relies on target achievement to determine annual bonus payments.
✗	Single-trigger vesting of equity awards. The Company does not allow for single-trigger vesting of equity awards in connection with a change of control.
✗	Providing tax gross-ups. No tax gross-up payments have been provided to our NEOs.
✗	Hedging or pledging Gulfport Energy Stock. The Company does not allow hedging or pledging of Gulfport securities by our NEOs or directors.
✗	Liberal share recycling. We do not allow liberal share recycling in our stock incentive plan.
✗	Holding Gulfport Energy stock in a margin account. The Company does not allow securities to be held in a margin account by our NEOs or directors.
✗	Excessive perquisites or executive benefits plans. No pension, supplemental executive retirement plan or excessive perquisite plans are made available to our NEOs.
✗

Repricing of Stock Options.    The Company did not grant stock options in 2023, currently has no plans to grant stock options in the future and would not reprice any outstanding stock options that might be outstanding.

2024 PROXY STATEMENT 29

EXECUTIVE SUMMARY
Compensation Aligned with Performance

The Compensation Committee believes that executive compensation should be designed to deliver competitive pay when performance targets are achieved, and when business results exceed targets, executives should share in those rewards based on their efforts. If the Company does not achieve established performance goals, the executive team should receive pay that reflects that lower achievement. We believe this pay for performance alignment is working as realized pay for 2023 was above target levels due to exceeding pre-set, target-performance goals and strong shareholder returns. The Company delivered 2023 net production well above initial expectations while staying within its capital expenditures expectations. The 2023 development program led to meaningful adjusted free cash flow generation, and after adjusting for cash flow utilized for attractive discretionary acreage acquisitions, Gulfport allocated approximately 99% of adjusted free cash flow to repurchasing our common stock during 2023. All of this was achieved while maintaining our strong balance sheet, ample liquidity and financial leverage below one times. The Company’s accomplishments were realized by the investment community and Gulfport’s common stock appreciated over 80% during 2023, outperforming the S&P 500 which appreciated by 24% and Gulfport’s 2023 compensation peer group average appreciation of 0.2%.

The majority of our current NEO’s total compensation is dependent on the successful achievement of Company results as measured by either short-term incentive plan metric achievement or achievement of performance measures and stock price appreciation of the Company’s common stock. The target total direct compensation of our NEOs is largely influenced by pay-at-risk or variable compensation, tying the pay of the executive to the Company’s performance and share price of the Company’s common stock. Short-term incentive plan targets for 2023 were exceeded, resulting in actual awards to executives that were higher than target amounts and demonstrating the alignment between performance and pay.

Stockholder Engagement and Annual Say-On-Pay Advisory Vote

The Compensation Committee is committed to engaging with our stockholders to understand their expectations for executive compensation, corporate governance and safety, environmental and other social responsibility matters at Gulfport Energy. In 2023, 99.8% of shareholders voted to approve the Company’s executive compensation program and practices. The Company is pleased that shareholders continue to strongly support our executive pay program and remains committed to meeting with stockholders to solicit feedback on our executive compensation practices in the future. Based on the results of the Company’s last advisory vote on the frequency of future Say-On-Pay votes at the Company, also known as a say-on-frequency vote, the Company will continue to hold annual Say-On-Pay votes until the Company’s next say-on-frequency vote in 2029.

The Company held discussions with stockholders representing over 70% of shares outstanding. Through these conversations, our stockholders emphasized their expectation that management should be focused on driving results that deliver stockholder value. Our stockholders agree that executives should not be paid at target levels unless financial targets are achieved and expressed a desire to see specific and measurable targets for the year. Stockholders also expressed a desire for executives to have exposure to the absolute return of the Company’s common stock without regard to broader market fluctuation. The Company is confident that the metrics selected for both short-term and long-term incentives are appropriate and continue to align with shareholder preferences. Changes were made to metrics selected in the annual incentive plan to incorporate environmental, safety and other social practices for 2023.

After carefully considering input from stockholders, the Company took the following actions in 2023:

•        Granted performance-based equity awards in the form of performance-based restricted stock units tied to absolute and relative TSR, vesting over a three-year performance period, comprising at least 60% of all the equity awards granted to our Named Executive Officers;

•        Utilized short-term incentive opportunities and long-term equity award targets that closely align our NEOs’ financial interests with those of our stockholders and continue linking a larger portion of NEOs’ compensation to our operational and share price performance;

•        Provided robust disclosure of our performance metrics and targets for both performance-based cash and equity awards; and

•        Utilized metrics in the annual incentive plan to include financial metrics directly tied to the financial health of the Company including production per day, capital expenses, lease operating expenses, free cash flow generation, and specific and quantifiable health, safety, environmental and social metrics.

The Compensation Committee will continue to consider the feedback from our stockholders when making compensation decisions for our NEOs.

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EXECUTIVE SUMMARY
EXECUTIVE COMPENSATION PHILOSOPHY AND COMPONENTS

Philosophy and Objectives

Our executive compensation philosophy is guided by the following objectives:

EXECUTIVE COMPENSATION
Alignment with Stockholder Interests

By providing the majority of compensation in long-term equity awards, stressing pay for performance, managing dilution to our stockholders and encouraging an ownership culture, we aim to align the interests of our executives with those of our stockholders.

Pay for Performance

The Company is focused on rewarding performance by creating incentive awards based on achievement of clearly defined performance targets. A significant portion of our NEOs’ compensation is delivered in long-term incentives, making our NEOs’ realized total direct compensation heavily dependent upon Company performance and stock price.

Competitive Compensation

The Company believes it is imperative to maintain compensation programs competitive with our peer group to attract, retain and motivate executives and our future leaders in a way that is in line with the compensation of executive positions at similar companies.

Our executive compensation programs play a key role in helping us achieve our business objectives and effectively reward executive officers for our Company’s annual and long-term performance and individual contributions to performance.

Total Direct Compensation Components for 2023

Pay Element	Vehicle	Philosophy
Benefits	• Health, dental and vision insurance available to all employees. 401K program, vacation policy and disability plans to provide income replacement due to long-term or short-term illness	• Provide core health, welfare and retirement savings plans for executives. Provide substantially the same programs for all employees with minimal executive perquisites.
Base Pay	• Base pay rates that are reviewed annually and subject to Compensation Committee recommendations

•   Provide compensation that is competitive with the median peer group practices. Base pay levels reflect the unique skills and abilities of our executives and accounting for the primary duties associated with the executive’s role.

Short-Term Incentive	• Annual incentive opportunity to earn a percentage of base pay based on annual operating objectives

•   Provides incentive opportunities that approximate median peer group pay when performance targets are achieved. When targets are exceeded, the executive should be rewarded for their efforts with pay that exceeds the median of the peer group. When targets are not achieved, the executive should earn pay levels below the median of the peer group.

Long-Term Incentives	• Time-Based Restricted Stock Units

•   Time-based restricted stock unit grants that vest in equal annual installments over 3 years. If the executive remains with the Company, the executive experiences either increased or decreased pay levels based on the performance of the stock price, fully aligning our executives with the return of the Company’s stock.

• Performance-Based Restricted Stock Units

•   Performance-based restricted stock units that are tied to total shareholder return over a performance period that aligns stockholders and executive interests, providing an additional incentive opportunity for the executive when absolute and/or relative returns exceed those of our peer group.

2024 PROXY STATEMENT 31

EXECUTIVE SUMMARY
Determining our Executive Compensation

Benchmarking Against Our Compensation Peer Group

Gulfport utilizes a peer group of companies, or the Compensation Peer Group, as a reference point when establishing both compensation levels for NEOs as well as program structures, to achieve competitiveness in the market.

2023 Compensation Peer Group

The Compensation Committee engaged its independent consultant, WTW, formerly Willis Towers Watson, to establish the appropriate peer group for executive compensation for 2023. Potential peers were identified using revenue, primary business, equity value/debt ratio, other relevant financial metrics (EBITDA, market capitalization, assets, net income, etc.), gas weighting and the number of operations/regions. Upon review and analysis of potential peers using these criteria, the peers below were identified as both suitable and relevant to comprise the Company’s 2023 peer group. The revision of the Compensation Peer Group resulted in relative alignment of Gulfport’s key metrics at the time the peer group was established.

2023 Compensation Peer Group
Berry Corporation Comstock Resources, Inc. Magnolia Oil & Gas Corporation* PDC Energy, Inc. Ranger Oil Corporation*	Callon Petroleum Company Earthstone Energy, Inc.* Matador Resources Company Permian Resources Corporation*** SM Energy Company	CNX Resources Corporation Laredo Petroleum, Inc.** Murphy Oil Corporation Range Resources Corporation Talos Energy Inc.

*      Denotes a new peer added in 2023.

**    Laredo Petroleum, Inc. changed its name to Vital Energy, Inc. in January 2023.

***  Centennial Resource Development, Inc. changed its name to Permian Resources Corporation in September 2022.

In general, and consistent with a performance-based compensation philosophy, the Compensation Committee seeks to establish executive base pay within a competitive range of the appropriate peer group median, with an opportunity to earn greater overall compensation in the event it is warranted by our performance. The exact level of targeted compensation for each NEO varies based on the individual’s role in Gulfport, experience, and contribution to our success. For benchmarking purposes, the Compensation Committee compares the total compensation for each NEO position to the compensation paid for similar positions by companies in our Peer Group, as set forth in those companies’ proxy statements for the prior year. WTW proposes companies to be included in the Compensation Peer Group and the methodology for selecting that peer group and may consult with management to confirm that the most appropriate companies are selected. The Compensation Committee then reviews and, as it may deem appropriate, approves the Compensation Peer Group for the applicable compensation year. The companies identified were at their time of selection, in the view of the Compensation Committee the best and most appropriate companies for benchmarking compensation within our industry. The Compensation Committee will continue to review and monitor the Compensation Peer Group annually and select peers based on appropriate screening criteria, metrics and competition for executive talent. The Compensation Committee also uses industry-specific survey data as an additional reference point to assist in the compensation decision-making process.

32 2024 PROXY STATEMENT

EXECUTIVE SUMMARY
PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

The Compensation Committee of our Board of Directors oversees our compensation programs for executive officers and all employees. During 2023, the Compensation Committee was comprised of Jason Martinez (Chair), David Reganato, Mary Shafer-Malicki, David Wolf, and Guillermo (Bill) Martinez. All members of the Compensation Committee are independent directors.

The Role of Our Compensation Committee

The Compensation Committee generally reviews and typically makes its decisions regarding the annual compensation of our NEOs at its regular meetings in the first half of each year. These decisions include:

•        Approving base salaries, target, annual cash incentive levels and long-term equity-based incentive levels;

•        Establishing applicable performance objectives for performance-based awards;

•        Granting long-term equity-based incentive awards and determining the types of awards for the current year; and

•        Certifying annual performance-based cash incentive awards and performance-based long-term incentive award payouts.

The Compensation Committee may also adjust compensation as necessary at other times during the year, such as in the case of promotions, other changes in employment status and significant corporate events, as well as to reflect changing market conditions or for other competitive purposes.

In making its decisions, the Compensation Committee assesses each NEO’s impact during the year and overall value to Gulfport, specifically considering the NEO’s contribution to the growth of Gulfport’s value, operational and financial performance, performance in the NEO’s primary area of responsibility, impact on strategic initiatives, recommendations of our independent compensation consultant, the NEO’s role and trajectory in succession planning and development, recommendations from our CEO with respect to our other NEOs and other intangible qualities that contribute to corporate and individual success.

The Role of our CEO

The Compensation Committee evaluates our CEO based on the Company’s performance metrics, leadership roles as a member of the Board and our lead representative to the investment community and other criteria. The CEO’s total compensation package is determined by the Compensation Committee, based upon its evaluation and input from our independent compensation consultant. Our CEO’s compensation ultimately reflects Gulfport’s performance, personal performance, competitive industry practices and the terms of our employment arrangement with the CEO.

Our CEO evaluates each of the other NEOs and makes compensation recommendations to the Compensation Committee. In developing recommendations, the CEO considers the recommendations of the Compensation Committee’s independent compensation consultant, as well as each NEO’s performance against the Company performance metrics and contribution to Gulfport’s performance. The independent compensation consultant reviews and provides comments to the Compensation Committee based on our CEO’s recommendation with respect to our NEOs, other than our CEO. Our CEO does not participate in deliberations or decisions concerning his own compensation.

The Role of the Compensation Consultants

For 2023, the Compensation Committee retained the service of WTW to perform executive compensation advisory services, reporting directly to the Compensation Committee Chair. The Compensation Committee determined that the expertise that WTW had in the executive compensation consulting space with other similar Exploration and Production (“E&P”) companies, in addition to deep insights into compensation practices of other similar companies, was critical for Gulfport Energy. WTW provided contemporary best practices in base pay administration, short-term incentive plan design and long-term incentive plan design. This information, which included reviews of peers, a broader E&P group and general industry practices, was used by the Compensation Committee to determine base salary, short-term incentives and long-term incentives for our executives.

2024 PROXY STATEMENT 33

EXECUTIVE SUMMARY

WTW also provided support with regulatory and other considerations that affect compensation programs generally, as requested by the Compensation Committee, as well as assistance in preparation of the CD&A.

WTW reported exclusively to the Compensation Committee, with respect to the services described above. During 2023, WTW provided other non-executive compensation consulting services to us, but the total fees for such services did not exceed $120,000. The Compensation Committee reviewed the independence of WTW and determined that there were no conflicts of interest because of the Compensation Committee’s engagement of WTW.

The Compensation Committee evaluates the independence of its compensation consultant(s) on an ongoing basis.

2023 COMPENSATION PROGRAM DESCRIPTION

Base Salary

The Compensation Committee engaged WTW to review the overall competitiveness of our executive compensation program for 2023, with a continued focus on ensuring the alignment of management compensation with performance and the achievement of Gulfport’s long-term goals. The Compensation Committee reviews NEO base salaries on an annual basis, with a goal of providing market competitive, fixed cash compensation. The Compensation Committee assesses comparable salary information provided by its independent compensation consultant as a factor when determining the base pay for NEOs.

Other factors the Compensation Committee considers in determining base pay for each of the NEOs include, but are not limited to: the NEO’s responsibilities, experience, leadership, potential future contribution and demonstrated individual performance. The relative weighting of these factors varies by NEO depending on their position and responsibilities. In March 2023, the base salaries of the executive team were reviewed and changes were made to certain executives’ base salaries after reviewing the current labor market for executive talent, performance and other job-related factors for each executive. A summary of the changes is reflected in the table below.

Name	Base Salary YE 2022	Percent Increase (%)	Base Salary YE 2023
John Reinhart	—	—	$785,000
Michael Hodges	—	—	$485,000
Patrick Craine	$470,000	3.2%	$485,000
Mathew Rucker	—	—	$390,000
Michael Sluiter	$378,000	3.2%	$390,000
Timothy Cutt	$785,000	—	—
William Buese	$470,000	—	—

Annual Incentive Awards

The Compensation Committee established a performance-based annual cash incentive program for 2023 that tied our NEOs’ compensation directly to pre-established performance metrics. Targeted annual incentive award levels were based on market information supplied by the independent compensation consultant. Individual awards may be decreased at the discretion of the Compensation Committee based on overall corporate performance for the year and other considerations.

2023 Annual Short-Term Incentive (“STI”) Bonus Metrics and Annual STI Payments

The Compensation Committee determined that the appropriate Key Performance Indicators (“KPIs”) for the 2023 STI plan should focus primarily on generating adjusted free cash flow and executing certain strategic objectives that were important to the continued success of the organization and were responsive to shareholder feedback. After reviewing the operating and financial targets for 2023 with the Board of Directors, the Gulfport Energy executive management team and the independent compensation advisor, the Compensation Committee approved performance targets accordingly. The KPIs included thresholds, targets and maximums that were based on predetermined financial and key performance metrics.

34 2024 PROXY STATEMENT

EXECUTIVE SUMMARY

The financial metrics chosen were generally common measures in the oil and gas industry and were viewed as measures of success by our shareholders. The Compensation Committee also believed it was critical to focus on other strategic initiatives that while not directly measured in financial terms, are key indicators of successful companies in the oil and gas industry. Total Recordable Incident Rate (“TRIR”) and spills are common measurements and targets that reflect either industry benchmark information (TRIR) or improvement over prior results (spills). The Compensation Committee also adopted a set of strategic initiatives that focused on environmental and corporate and social governance activities. Specifically, the organization would be measured on making substantial improvement in the areas of Appalachian gas certification with an “A” grade from MIQ, completing a successful organizational restructuring, and retrofitting natural gas pneumatics with air in the MidCon.

In April of 2023, after performance targets for the annual STI had been set in March of 2023, the Board of Directors made a strategic decision to increase the Company’s 2023 capital program after management’s operational efficiencies provided the opportunity to accelerate activity. Realizing that these additional expenditures were not included in the initial target setting process, the Board of Directors adjusted the 2023 performance metrics to account for the accelerated capital in the 2023 incentive payment results.

At the completion of the performance period ending December 31, 2023, the Compensation Committee reviewed financial and operating results and the attainment of key performance indicators and approved 2023 STI payout results based on those achievements. This achievement resulted in an overall payout of 165% of target awards. Below is a summary of KPIs and results for the 2023 plan year.

2023 STI Metrics

	Weighting	Threshold	Target	Maximum	2023 Actual(2)	2023 Approved Payout(2)
Production (MMcfe/day)	20%	1,000	1,020	1,060	1,054	37%
Capex ($MM)	20%	$475	$448	$410	$423	33%
LOE per Mcfe ($/Mcfe)	15%	$0.20	$0.18	$0.15	$0.18	16%
Adjusted Free Cash Flow ($MM)(1)	15%	$175	$214	$280	$282	30%
TRIR	10%	0.9	0.7	0.5	0.5	19%
Spills	10%	8	6	4	3	20%
Strategic Initiatives	10%	Qualitative				10%
Total Achievement Percentage						165%

(1)   Adjusted Free Cash Flow is a non-GAAP measure defined as net cash provided by operating activities from the Company’s Consolidated Statement of Cash Flows less the sum of changes in operating assets and liabilities included in the operating activities section of the Consolidated Statement of Cash Flows less non-recurring general and administrative and other expenses from the Consolidated Statement of Operations less incurred capital expenditures and capitalized expenses. Adjusted Free Cash Flow was calculated assuming realized commodity pricing received throughout the year was consistent with the forward curve pricing used to set the approved Adjusted Free Cash Flow Metric in February of 2023.

(2)   The impact of the changes to the Company’s 2023 capital program on the 2023 incentive payment results as described above consisted of increased capital expenditures of $23 million, which reduced the 2023 actual Capex metric and increased the 2023 Adjusted Free Cash Flow metric results.

2024 PROXY STATEMENT 35

EXECUTIVE SUMMARY

2023 Target Annual STI Opportunities and Actual Annual STI Payments

The Compensation Committee established the target annual cash STI opportunity for each of the NEOs, taking into consideration the terms of any applicable employment agreement, and approved the following cash payments based on the Company’s 2023 results performance as described above.

2023 INCENTIVE COMPENSATION PLAN

Name	2023 Incentive Compensation Program Incentive Target	Actual Annual Incentive Achievement (as % of Target Annual Incentive)	Actual Incentive Earned for 2023
John Reinhart	$942,000	165%	$1,554,300
Michael Hodges	$485,000	165%	$ 800,250
Patrick Craine	$436,500	165%	$ 720,225
Matthew Rucker	$292,500	165%	$ 482,625
Michael Sluiter	$292,500	165%	$ 482,625
Timothy Cutt(1)	$785,000	—	—
William Buese(2)	$423,000	—	—

(1)  Pursuant to his Transition and Services Agreement, Mr. Cutt received a prorated bonus at target for his service as Chief Executive Officer during 2023.

(2)  Pursuant to the terms of his employment agreement and in connection with the termination of his employment, Mr. Buese received a pro-rata portion of his annual bonus for 2023.

Long-Term Incentive Awards

Each year we grant our NEOs long-term incentive awards, that have historically consisted of equity-based awards. The Compensation Committee determines the amount of these awards, as well as the mix of equity vehicles. The objectives of our long-term incentive plan are to: (i) create significant alignment between the interests of our NEOs and our stockholders; (ii) attract and retain the services of critical talent; and (iii) focus our executives on our sustained growth and financial success.

DETERMINING AWARD STRUCTURE AND SETTING THE TARGET AWARD OPPORTUNITY

The Compensation Committee considers the grant date fair value of the long-term incentive package, the package’s potential dilutive effect on our outstanding shares of common stock and the number of shares available for grant under the 2021 Incentive Plan (as defined below) in determining the aggregate number of shares to be awarded as individual long-term incentive awards for our NEOs. The Compensation Committee evaluates stockholder dilution based on equity compensation plans compared to the total amount of the Company’s outstanding common stock. In determining the appropriate long-term incentive awards to grant NEOs other than the CEO, the Compensation Committee considers the recommendations of the CEO. The Compensation Committee reviewed market values with respect to the annual long-term incentive awards granted to similarly situated executives at the Compensation Peer Group. In 2023, the Compensation Committee determined that the Named Executive Officers would receive equity grants consisting of 60% performance-based restricted stock units and 40% time-based restricted stock units. The time-based restricted stock units granted to our Named Executive Officers vest in equal annual installments over a three-year period.

36 2024 PROXY STATEMENT

EXECUTIVE SUMMARY

The performance based restricted stock units vest after a three-year performance period, based on the Company’s achievement of relative TSR as compared to a peer group of companies and absolute TSR, in each case, as described in the chart below.

		Relative TSR
		> 75th percentile of the Peer Companies	50th percentile – < 75th percentile of the Peer Companies	25th percentile – < 50th percentile of the Peer Companies	< 25th percentile of the Peer Companies
Annualized Company TSR	< 5.0%	0%	0%	0%	0%
	> 5.0% – 7.5%	50%	25%	0%	0%
	> 7.5% – 10.0%	125%	100%	75%	50%
	> 10.0% – 15.0%	150%	125%	100%	75%
	> 15.0% – 20.0%	175%	150%	125%	100%
	> 20.0%	200%	175%	150%	125%

2023 Equity Awards

Named Executive Officer	2023 RSU Award	Grant Award Value ($)(1)	2023 PSU Award	Grant Award Value ($)(2)
John Reinhart	20,546	$1,634,229	30,819	$1,602,280
Michael Hodges	10,062	$ 799,929	15,094	$1,006,166
Patrick Craine	7,299	$ 570,563	12,098	$ 729,509
Matthew Rucker	6,569	$ 513,499	10,888	$ 656,546
Michael Sluiter	6,082	$ 475,430	10,082	$ 607,945
Timothy Cutt	—	—	—	—
Bill Buese	—	—	—	—

(1)   The time-based restricted stock unit values are based on the closing price of the Company’s common stock on the grant date.

(2)   The performance-based restricted stock unit awards are shown in this table based on the target number of shares subject to the awards and the closing price of the Company’s common stock on the grant date. The Company used a Monte Carlo simulation for purposes of determining the grant date fair value of these awards as reflected in the Summary Compensation Table. Please see note 2 to the Summary Compensation Table.

2024 PROXY STATEMENT 37

EXECUTIVE SUMMARY
COMPENSATION POLICIES AND PRACTICES

Compensation Risk Management

The Compensation Committee continues to review the risks and rewards associated with our compensation policies and programs. We believe that our policies and programs encourage and reward prudent business judgment, encourage short-term stockholder value creation, and prioritize long-term growth by discouraging excessive risk taking. With respect to specific elements of compensation:

•        Integrated Approach – Our programs balance short- and long-term incentives for our executive officers by providing an appropriate mix of fixed, performance-based, discretionary and equity compensation, with the goal of creating both short- and long-term stockholder value.

•        Attract Top Talent – Annual base salaries for our NEOs do not encourage excessive risk-taking as they are fixed amounts that are subject to discretionary increases by our Compensation Committee that may be based on, among other factors, annual performance evaluations. We believe that annual base salaries are set at reasonable levels, as compared to the base salaries of similarly situated individuals at our peer group companies, and therefore do not negate the effect of other compensation elements that encourage long-term service, growth and performance that may increase stockholder value.

•        Support Business Objectives and Strategic Goals – Our annual incentive awards are determined based on financial, operational and strategic Company performance measures, which mitigate excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. The Company’s goals are designed to ensure a proper balance between stock performance, operational measures, financial goals and strategic goals. In addition, the Compensation Committee sets performance goals that it believes are reasonable considering our past performance, then-current business projections and market conditions.

•        Pay for Performance – The Compensation Committee believes that performance-based equity awards tied to the Company’s stock price and relative performance versus peers, and cash compensation, with meaningful performance targets, such as those under our Annual Incentive Plan (as defined below), will further align our NEOs’ interests with those of our stockholders, will motivate our NEOs to contribute to the Company’s growth and profitability and will link a larger portion of our NEOs’ compensation to the performance of the Company.

•        Maximize Stockholder Value – Our annual incentive awards are subject to maximum payout caps that limit the amount an NEO may earn on any individual metric or operational measures.

•        Create Ownership Culture – Performance-based and time-based restricted stock unit awards, in each case, vesting over time, as well as robust stock ownership guidelines for our NEOs and non-employee directors, promote stock ownership culture and ensure that our NEOs and directors have a continuing stake in the long-term success of the Company. We believe that our long-term equity awards granted to our NEOs discourage excessive risk taking, as there is a balance between performance-based and time-based awards that moderates the risk that may otherwise exist if equity awards were to vest based solely on achieving performance targets.

Based on the foregoing, the Compensation Committee believes that the Company utilizes compensation policies and programs such that there are no risks that are reasonably likely to have a material adverse impact on the Company.

Clawback Provisions

Under the Sarbanes-Oxley Act of 2002, incentive compensation received by our Chief Executive Officer and Chief Financial Officer may be subject to clawback in the event of a restatement of our financial statements. On July 31, 2023, the Board approved a written executive compensation clawback policy. The Board has adopted a compensation recovery policy, also known as a “clawback,” pursuant to which the Company may seek to recover from any current or former executive officer all cash and equity incentive-based compensation in the event of an accounting restatement resulting from the Company’s material non-compliance with financial reporting requirements under applicable securities laws. The amount of incentive-based compensation subject to such recovery would be the amount in excess of what the executive officer received over the amount the executive would have earned in accordance with the restatement as determined by the Compensation

38 2024 PROXY STATEMENT

EXECUTIVE SUMMARY

Committee. The compensation recovery policy also contains provisions related to the forfeiture of stock options, restricted shares, RSUs and PSUs. Under these forfeiture provisions, the company may cancel such long-term incentive awards, in whole or in part, whether or not vested, for no consideration, for executives who engage in serious breaches of conduct, including violations of employment agreements, confidential or other proprietary matters, or otherwise act in competition with the Business of the company. We believe these provisions serve to ensure that executives act in the best interest of the Company and its shareholders.

In addition, each award granted pursuant to the 2021 Incentive Plan (including awards granted to our NEOs) is conditioned on repayment or forfeiture in accordance with applicable laws, our Company policies and any relevant provisions in the related award agreements. Further, under the terms of our NEOs employment agreements, any equity awards granted, any proceeds of any equity awards that previously have been sold, transferred or otherwise disposed of, and any annual incentive award will be subject to clawback by us, now or in the future, under the Dodd-Frank Act and the Sarbanes-Oxley Act, each as amended, and their rules, regulations and binding, published guidance.

Stock Ownership Guidelines for Executive Officers

We believe it is important for our executive officers to align their financial interests with those of our stockholders. Accordingly, effective April 27, 2022, our Board of Directors adopted a formal stock ownership policy that requires our CEO to achieve a stock ownership level equal to the value of common stock that is five times the value of his annual base salary within five years of the effective date of such stock ownership policy. The Compensation Committee also designated our other executive officers that are subject to Section 16 reporting obligations under the Exchange Act, to be subject to the stock ownership policy. The stock ownership level for our other NEOs and Section 16 officers is three times the value of their respective annual base salaries to be achieved within five years of the effective date of our stock ownership policy. Messrs. Craine and Sluiter have met the company’s share ownership guidelines. Messrs. Reinhart, Hodges and Rucker have not been in their position long enough to be required to meet the minimum stock ownership reaffirmed guidelines; however, all are on track to do so within the prescribed timeframe through expected grants.

Our non-employee directors are also subject to the stock ownership policy discussed above under “Stock Ownership Guidelines for Directors.”

Anti-Hedging and Pledging Policies

We have a policy prohibiting directors, executive officers and certain other designated employees from speculative trading in our securities, including hedging transactions, short selling, and trading in put options, call options, swaps or collars, or holding our securities in margin accounts. We also have a policy prohibiting directors, executive officers and certain other designated employees from pledging Gulfport securities. To our knowledge, all individuals follow these policies.

Termination and Change of Control Benefits

As noted above, certain of our NEOs are (or were formerly) party to an employment agreement with the Company which provides (or provided) for certain payments and benefits in the event of a termination of such NEO under specific circumstances. The NEOs’ employment agreements are designed to avoid distraction potentially detrimental to stockholder value upon a change in control and to enhance protection for the NEOs in connection with such events. These agreements (and the severance payments referenced below) are described in more detail under “NEO Employment Agreements and Termination and Change of Control Benefits.”

Perquisites and Other Personal Benefits

We provide certain of our NEOs with a limited number of perquisites or other personal benefits, primarily consisting of life insurance premiums and Company-sponsored sporting events tickets. The Company does not offer any excessive perquisites to executives that are not generally provided to other non-executives. We believe these limited benefits help provide a competitive compensation package. The value of these benefits is disclosed in the “Summary Compensation Table.”

2024 PROXY STATEMENT 39

EXECUTIVE SUMMARY

The Company does not have any private or chartered aircraft arrangements. We restrict personal use of Company-owned or chartered aircraft by our executive officers and other employees, as well as members of our Board of Directors. Our aircraft use policy requires that any personal use of a chartered aircraft by any NEO be reported as a perquisite, based on the aggregate incremental value of such personal use. There was no business or personal use of Company-owned or chartered aircraft in 2023.

Accounting Implications of Executive Compensation Policy

We are required to recognize compensation expense of all stock-based awards pursuant to the provisions of FASB ASC Topic 718, “Compensation-Stock Compensation.” Under U.S. generally accepted accounting principles, or GAAP, only vested shares are included in basic shares outstanding. Also, under GAAP, non-vested shares are included in diluted shares outstanding when the effect is dilutive.

The Compensation Committee believes that linking a large portion of our executive officers’ compensation to both performance-based long-term equity incentive awards and performance-based bonus arrangements, with meaningful performance metrics, appropriately aligns our executives’ interests with those of our stockholders and are consistent with market practices. The Compensation Committee also believes that our current compensation policies and practices enhance retention of executive talent through multi-year vesting of stock awards and discourage unnecessary and excessive risk taking. The Compensation Committee further believes that our other compensation policies and practices, such as our policy prohibiting pledging and hedging of our stock by our executive officers and directors, as well as the lack of significant perquisites and absence of pension or supplemental retirement benefits (aside from those afforded under our broad-based 401(k) plan) for our executive officers are consistent with prudent compensation philosophy and the interests of our stockholders. The Compensation Committee will continue to consider the outcome of our stockholders’ future “Say-On-Pay” votes when making compensation decisions for our NEOs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee:

Jason Martinez

David Reganato

Mary Shafer-Malicki

David Wolf

Dated: April 5, 2024

Compensation Committee Interlocks and Insider Participation

None of Messrs. J. Martinez (Chair), Reganato, B. Martinez, Ms. Shafer-Malicki, or Mr. Wolf, representing all the directors who served on the Compensation Committee during the past fiscal year, is or has ever been an officer or employee of ours or has engaged in any related party transaction in which our Company was a participant. None of our executive officers during the past fiscal year serves, or has served during the past fiscal year, as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving, or that has served during the past fiscal year, as a member of our Board of Directors or Compensation Committee.

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Compensation Tables
SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation of our NEOs for the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John Reinhart(5)	2023	$706,133	—	$3,236,509	$1,554,300	$ 25,267	$5,522,209
President and Chief Executive Officer	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Michael Hodges(6)	2023	$345,106	—	$1,806,095	$ 800,250	$ 21,440	$2,972,891
Executive Vice President and	2022	—	—	—	—	—	—
Chief Financial Officer	2021	—	—	—	—	—	—
Patrick Craine(7)	2023	$481,999	—	$1,300,072	$ 720,225	$ 24,756	$2,527,052
Chief Legal and Administrative Officer	2022	$462,744	—	—	$ 503,370	$ 26,406	$ 992,520
	2021	$438,911	$435,000	$5,732,655	$1,698,590	$ 24,426	$8,329,582
Matthew Rucker(8)	2023	$309,938	—	$1,170,045	$ 482,625	$ 3,746	$1,966,354
Senior Vice President of Operations	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Michael Sluiter(9)	2023	$387,592	—	$1,083,375	$ 482,625	$ 24,787	$1,978,379
Senior Vice President of	2022	$371,470	—	—	$ 269,892	$ 26,076	$ 667,438
Reservoir Engineering	2021	$358,621	$360,000	$1,146,561	$ 838,782	$ 24,582	$2,728,546
Timothy Cutt(10)	2023	$229,005	—	—	—	$ 156,136	$ 385,141
Former Chief Executive Officer	2022	$772,288	—	$4,546,228	$1,120,980	$ 8,048	$6,447,544
and Current Board Chair	2021	$447,119	$ 75,000	$2,788,998	$ 509,279	$ 3,003	$3,823,399
William Buese(11)	2023	$229,323	—	—	—	$1,137,244	$1,366,567
Former Chief Financial Officer	2022	$462,744	—	$ 330,545	$ 559,300	$ 29,649	$1,382,238
	2021	$266,327	$ 75,000	$2,385,104	$ 275,011	$ 15,036	$3,016,478

(1)   The amounts in this column reflect (i) one-time cash inducement bonuses paid to Mr. Cutt ($75,000) and Mr. Buese ($75,000) upon joining the Company and (ii) the service-based cash “Standard Award” made to certain of our NEOs on March 27, 2020 that vested in 2021 as previously defined and reported in the Company’s Amended Annual Report on Form 10-K/A, filed with the SEC on April 30, 2021 (the “2020 10-K/A”).

(2)   The amount reported in the Stock Awards column reflects the fair value of the applicable award of restricted stock, performance-based restricted stock units or time-based restricted stock units on the grant date. The amounts were calculated in accordance with FASB ASC Topic 718 using certain assumptions, as set forth in Note 1 and Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2023 under the headings “Summary of Significant Accounting Policies — Accounting for Stock-based Compensation” and “Stock-Based Compensation,” respectively, included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2024. Restricted stock unit values are based on the closing price of the Company’s common stock on the grant date. In valuing the performance-based restricted stock unit awards, the Company used a Monte Carlo simulation. Performance-based restricted stock units vest based on performance and continued service over a three-year performance period. (The maximum award opportunity for each applicable NEO for the 2023 performance-based restricted stock unit awards as of the grant date is as follows: Mr. Reinhart $3,204,560, Mr. Hodges $2,012,332, Mr. Craine $1,459,018, Mr. Rucker $1,313,092 and Mr. Sluiter $1,215,890.

(3)   The amounts in this column reflect performance-based annual incentive bonuses granted under our 2023, 2022, and 2021 STI Plans.

(4)   The table below provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation column for 2023.

(5)   Mr. Reinhart joined the Company as its President and Chief Executive Officer and Director on January 24, 2023. Mr. Reinhart does not receive compensation for his service as Director.

(6)   Mr. Hodges joined the Company as its Executive Vice President and Chief Financial Officer on April 3, 2023.

(7)   Mr. Craine was appointed as our General Counsel and Corporate Secretary on May 20, 2019, and assumed the role of Chief Legal and Administrative Officer on August 5, 2021.

(8)   Mr. Rucker joined the Company as its Senior Vice President of Operations on March 1, 2023.

(9)   Mr. Sluiter joined the Company as its Senior Vice President of Reservoir Engineering on December 3, 2018.

(10) Mr. Cutt was appointed as our Interim Chief Executive Officer and Board Chair effective May 17, 2021, and assumed the role of Chief Executive Officer and Board Chair on September 2, 2021. The Company’s Board of Directors appointed John Reinhart to succeed Mr. Cutt as the Company’s Chief Executive Officer, effective as of January 24, 2023. Mr. Cutt continued as an employee of the Company during a transition period until March 1, 2023. Mr. Cutt continued to serve as Board Chair and received a pro-rated retainer of $104,514 for his services as a non-employee Director.

(11) Mr. Buese was appointed as our Executive Vice President and Chief Financial Officer on May 17, 2021. He served as Chief Financial Officer until April 3, 2023, and then transitioned to his role as advisor until his last day of employment on May 3, 2023.

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Compensation Tables
ALL OTHER COMPENSATION TABLE
Name	Year	Severance/ Termination Payments ($)	Company Contributions to Retirement Plans ($)(1)	Other Perquisites and Benefits ($)(2)	Total
John Reinhart	2023	—	$16,500	$8,767	$ 25,267
Michael Hodges	2023	—	$16,500	$4,940	$ 21,440
Patrick Craine	2023	—	$16,500	$8,256	$ 24,756
Matthew Rucker	2023	—	—	$3,746	$ 3,746
Michael Sluiter	2023	—	$16,681	$8,106	$ 24,787
Timothy Cutt(3)	2023	$ 154,849	—	$1,287	$ 156,136
William Buese	2023	$1,120,048	$14,079	$3,118	$1,137,244

(1)   This column represents Company contributions to the 401(k) plan in 2023.

(2)   This column represents the value of other benefits provided to the NEOs in 2023 and includes amounts for primarily group term life insurance premiums and long-term disability imputed income, as well as other de minimis perquisites and benefits. This also includes $750 for tickets to sporting events received by Mr. Reinhart.

(3)   Amount in Severance/Termination payment column reflects the payment of Mr. Cutt’s pro-rata portion of his target annual bonus for fiscal year 2023 per the terms of his transition agreement.

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Compensation Tables
2023 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made to our NEOs in the fiscal year ended December 31, 2023 under any Company plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Reinhart	—	$471,000	$942,000	$1,884,000	—	—	—	—	—
Chief Executive Officer	1/24/2023	—	—	—	—	—	—	20,546	$1,634,229
	1/24/2023	—	—	—	7,705	30,819	61,638	—	$1,602,280
Michael Hodges	—	$242,500	$485,000	$ 970,000	—	—	—	—	—
Chief Financial Officer	4/3/2023	—	—	—	—	—	—	10,062	$ 799.929
	4/3/2023	—	—	—	3,774	15,094	30,188	—	$1,006,166
Patrick Craine	—	$218,250	$436,500	$ 873,000	—	—	—	—	—
Chief Legal and Administrative Officer	3/3/2023	—	—	—	—	—	—	7,299	$ 570,563
	3/3/2023	—	—	—	3,025	12,098	24,196	—	$ 729,509
Matthew Rucker	—	$146,250	$292,500	$ 585,000	—	—	—	—	—
Senior Vice President of Operations	3/3/2023	—	—	—	—	—	—	6,569	$ 513,499
	3/3/2023	—	—	—	2,722	10,888	21,776	—	$ 656,546
Michael Sluiter	—	$146,250	$292,500	$ 585,000	—	—	—	—	—
Senior Vice President of Reservoir	3/3/2023	—	—	—	—	—	—	6,082	$ 475,430
	3/3/2023	—	—	—	2,521	10,082	20,164	—	$ 607,945
Timmothy Cutt	—	—	—	—	—	—	—	—	—
Former Chief Executive Officer

Bill Buese	—	—	—	—	—	—	—	—	—
Former Chief Financial Officer

(1)   Reflects awards of performance-based restricted stock units granted to certain of our NEOs in 2023 under the 2021 Stock Incentive Plan.

(2)   Reflects awards of time-based restricted stock units granted to certain of our NEOs in 2023 under the 2021 Incentive Plan.

(3)   The amounts reported for performance-based and time-based restricted stock units in this column reflect the fair value of the applicable awards on the grant date. The amounts were calculated in accordance with FASB ASC Topic 718 using certain assumptions, as set forth in Note 1 and Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2023 under the headings “Summary of Significant Accounting Policies — Accounting for Stock-based Compensation” and “Stock-Based Compensation,” respectively, included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2024.

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Compensation Tables
OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table provides information concerning equity awards granted to our NEOs that were outstanding as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John Reinhart	20,546	$2,736,727	30,819	$4,105,091
Michael Hodges	10,062	$1,340,258	15,094	$2,010,521
Patrick Craine	21,206	$2,824,639	74,809	$9,964,559
Matthew Rucker	6,569	$ 874,991	10,888	$1,450,282
Michael Sluiter	8,864	$1,180,685	22,624	$3,013,517
Timothy Cutt	27,901	$3,716,413	59,703	$7,952,440
Bill Buese	—	—	17,329	$2,308,223

(1)   Represents awards of time-based restricted stock units granted to certain of our NEOs under the 2021 Incentive Plan, each of which vest annually in three equal installments over the three-year period commencing as of the grant date, subject to continued service through each applicable vesting date (except for Mr. Cutt’s July 21, 2021 grant, whose time-based restricted stock units vest bi-annually in eight equal installments over the four-year period commencing as of the grant date, subject to continued service through each applicable vesting date).

(2)   The market value of restricted stock units that have not vested is based on the closing price of $133.20 per share of our common stock on the NYSE on December 29, 2023, the last trading day of 2023.

(3)   Represents awards of performance-based restricted stock units granted to certain of our NEOs under the 2021 Incentive Plan, each of which vest based on the Company’s achievement of certain absolute and relative TSR metrics and the applicable NEOs’ continued service over a three-year performance period (except for Mr. Cutt’s July 21, 2021 grant, whose service-vesting date is May 17, 2022). Such performance-based restricted stock units are shown above at the target level.

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Compensation Tables
2023 STOCK VESTED

The following table provides the number of shares acquired upon vesting of restricted stock awards for certain of our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
John Reinhart	—	—
Michael Hodges	—	—
Patrick Craine	13,908	$1,479,950
Matthew Rucker	—	—
Michael Sluiter	2,781	$ 295,926
Timothy Cutt	13,950	$1,277,390
William Buese(2)	13,287	$1,175,866

(1)   The amounts reflected in this column represent the market value of the underlying Common Shares as of the vesting date. If the vesting date was not a trading day, the value is based on the closing price per share of our common stock on the last trading day prior to the vesting date.

(2)   Reflects the accelerated vesting of all outstanding time-vesting restricted stock units at his termination date of May 3, 2023. See ‘Buese Termination’ paragraph in ‘Termination, Resignation or Change of Control’ section below for further details.

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Benefit Plans
401(k) Plan

We maintain a retirement savings plan, the 401(k) Plan, for the benefit of our eligible employees who have attained the age of 18. Currently, employees may elect to defer their compensation up to the statutorily prescribed limit. During the plan year, we make a safe-harbor contribution based on a formula that provides a Company match of 100% of the first 6% of eligible compensation. We also may make an additional, discretionary contribution based on each eligible employee’s eligible annual compensation for the prior calendar year. All contributions made by us on behalf of an employee are 100% vested when contributed. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made.

2021 STOCK INCENTIVE PLAN

On May 17, 2021, our Board adopted the Gulfport Energy Corporation 2021 Stock Incentive Plan (the “2021 Incentive Plan”) and authorized and reserved 2,828,123 shares of Gulfport’s common stock for issuance to Gulfport’s employees (including our NEOs), consultants and non-employee directors pursuant to equity incentive awards to be granted under the 2021 Incentive Plan, which may be in the form of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and performance awards or any combination of the foregoing.

The plan administrator may at any time amend or terminate the Annual Incentive Plan in whole or in part.

Our Board of Directors has delegated its authority to administer the Annual Incentive Plan to the Compensation Committee, to whom we refer as the plan administrator. The plan administrator has the authority to administer the Annual Incentive Plan and to exercise all the powers and authorities either specifically granted to it under the Annual Incentive Plan or necessary or advisable in the administration of the Annual Incentive Plan, including (but not limited to) the following:

•        to interpret the Annual Incentive Plan and any award;

•        to prescribe rules relating to the Annual Incentive Plan;

•        to determine the persons to receive awards;

•        to determine the terms, conditions, restrictions and performance criteria, including performance factors and performance targets, relating to any award;

•        to accelerate an award that is designed not to be deferred compensation subject to Code Section 409A (after the attainment of the applicable performance target or targets);

•        to adjust performance targets in recognition of specified events such as unusual or non-recurring events affecting us or our financial statements, including certain asset dispositions, cessation of operations resulting from a natural disaster, or in response to changes in applicable laws, regulations, or accounting principles as specified in the Annual Incentive Plan or in the performance targets established for any performance period;

•        to waive restrictive conditions for an award (but not performance targets); and

•        to make any other determinations that may be necessary or advisable for administration of the Annual Incentive Plan.

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Benefit Plans
EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2023, certain information with respect to all compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)(2)(3)	Weighted average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	449,180	$ —	2,381,271

(1)   Refers to the 2021 Stock Incentive Plan.

(2)   Includes an aggregate of 449,180 unvested restricted stock units and shares of unvested restricted stock granted under the 2021 Stock Incentive Plan.

(3)   No options were outstanding as of December 31, 2023, and neither restricted stock units nor shares of restricted common stock have an exercise price.

Former Chief Executive Officer Offer Letter and Employment Agreement

On April 29, 2022, we entered into an employment agreement with Mr. Cutt to serve as our Chief Executive Officer and Executive Chair of the Board of Directors.

Pursuant to the employment agreement, the term of Mr. Cutt’s service as Chief Executive Officer shall continue until such time as either Mr. Cutt or the Company gives notice of intent to terminate. Mr. Cutt will continue to serve as Board Chair following the termination of his employment as Chief Executive Officer (subject to the Board’s ability to remove him at any time). The employment agreement also provides for, among other things, (i) an annual base salary of $785,000, (ii) eligibility to receive an annual bonus with a target bonus opportunity of 120% of base salary; (iii) eligibility for annual grants of equity awards as determined in the sole discretion of the Compensation Committee pursuant to the Company’s equity compensation plans; and (iv) benefits that are customarily provided to similarly situated executives of the Company.

Mr. Cutt’s employment agreement also contains a one-year post-employment non-solicitation clause and standard confidentiality, trade secrets and cooperation provisions.

On January 24, 2023, we entered into a Transition and Services Agreement (“TSA”) with Mr. Cutt where he transitioned employment from Chief Executive Officer to Executive Chair of the Board. The transition period was from January 24, 2023, through March 1, 2023 (“Service Period”), during which time Mr. Cutt was employed by the Company as Executive Chair of the Board.

Pursuant to the terms of the PSA, Mr. Cutt received the same base salary he had as Chief Executive Officer, his annual bonus for fiscal year 2022 and a pro-rated portion of his target annual bonus for fiscal year 2023.

The TSA clarifies that Mr. Cutt’s outstanding equity awards granted during his tenure as Chief Executive Officer shall continue to be eligible to vest following the end of his service as Chief Executive Officer or Executive Chair of the Board in accordance with the vesting provisions contained in the applicable RSU Award Agreements and the PSU Award Agreements as long as Mr. Cutt continues to provide services to the Company as a member of the Board.

Former Chief Financial Officer Employment Agreement

On May 17, 2021, we entered into an employment agreement with Mr. Buese to serve as our Executive Vice President and Chief Financial Officer.

Pursuant to the employment agreement, the term of Mr. Buese’s service as Executive Vice President and Chief Financial Officer shall continue until such time as either Mr. Buese or the Company gives notice of intent to terminate. The employment agreement also provides for, among other things, (i) an annual base salary of $450,000 (increased to $470,000 in 2022), (ii) eligibility to

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Benefit Plans

receive an annual bonus with a target bonus opportunity of 90% of base salary; (iii) eligibility for annual grants of equity awards as determined in the sole discretion of the Compensation Committee pursuant to the Company’s equity compensation plans; and (iv) benefits that are customarily provided to similarly situated executives of the Company.

Mr. Buese’s employment agreement also contains a one-year post-employment non-solicitation clause and standard confidentiality, trade secrets and cooperation provisions.

On May 3, 2023, pursuant to the terms of Mr. Buese’s employment agreement, Mr. Buese received termination compensation consisting of the sum of his base salary, his target annual bonus, and the pro-rata portion of his annual bonus. Additionally, Mr. Buese received payment of any paid time off accrued but unused, payment equal to monthly COBRA premium for twelve months, an acceleration of all unvested RSUs and pro-rata vesting of PSUs at the end of the respective performance periods.

NEO Employment Agreements and Termination and Change of Control Benefits

Our NEOs are parties to an employment agreement with the Company.

Pursuant to the employment agreements with Messrs. Reinhart, Hodges, Craine, Rucker, and Sluiter (collectively, the “Employment Agreements”, and such individuals, the “Covered NEOs”), each current employment agreement provides for an initial term that extends through December 31, 2026; provided that the term will automatically renew for successive one-year terms unless the Company or the Covered NEO gives written notice not to renew at least 90 days before the end of the initial term or any renewal term. If a “change of control” (as described in the applicable Employment Agreement) occurs during the term thereof, the term will be extended to the later of the original expiration date of the term or the date that is 24 months after the effective date of the change of control.

The Employment Agreements provide each Covered NEO with, among other things: (i) an annual base salary, (ii) eligibility to earn a target annual bonus under the Company’s Annual Incentive Plan of base salary, (iii) eligibility for annual grants of equity awards as determined in the sole discretion of the Compensation Committee pursuant to the Company’s equity compensation plans, and (iv) benefits that are customarily provided to similarly situated executives of the Company.

In addition, our Covered NEOs will be entitled to receive (or have already received) specified payments and benefits upon certain termination events pursuant to the Employment Agreements, including termination following a change of control. The Compensation Committee believes that these provisions encourage our Covered NEOs to remain in our employment, as applicable, in the event of a change of control of the Company and during circumstances which indicate that a change of control might occur. The Compensation Committee believes termination and change of control benefits are important in maintaining strong leadership and in encouraging retention in these situations and encourages our Covered NEOs to act in the best interests of stockholders without distraction based on uncertainty regarding their employment status, as applicable. Under the Employment Agreements, if a Covered NEO’s employment is terminated without “cause” by the Company or by the applicable Covered NEO for “good reason” during such time that is not within the 24-month period following a “change of control” (as such terms are defined in the Employment Agreements), such Covered NEO will be entitled to severance compensation equal to:

•        100% of annual base salary and target annual bonus;

•        pro-rata target annual bonus;

•        pro-rated vesting of the Covered NEO’s unvested equity awards (with performance award vesting based on performance through the termination date); however, see “RSU and PSU Grant Agreements” for terms applicable to equity awards; and

•        a lump sum payment equal to the Covered NEO’s monthly COBRA premium for a 12-month period.

If, however, such Covered NEO’s employment is terminated without cause by the Company or by the Covered NEO for good reason, in each case, within 24 months following a change of control, such Covered NEO will instead be entitled to severance compensation equal to:

•        200% of sum of annual base salary plus target annual bonus (300% for Mr. Reinhart);

•        pro-rated target annual bonus;

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Benefit Plans

•        immediate vesting of the Covered NEO’s unvested equity awards (with performance award vesting based on performance through the termination date); however, see “RSU and PSU Grant Agreements” for terms applicable to equity awards; and

•        a lump sum payment equal to the Covered NEO’s monthly COBRA premium for an 18-month period.

Under the NEO Employment Agreements:

“Good reason” is generally defined as (i) the elimination of the Covered NEO’s position, a material reduction in the duties and/or reassignment of the Covered NEO to a new position of materially less authority; (ii) a material reduction in the Covered NEO’s base salary, in either case, subject to a cure period of 30 days; (iii) the relocation of the NEO’s principal place of employment by more than 50 miles.

“Cause” is generally defined as (i) the Covered NEO’s willful and continued failure to perform substantially such Covered NEO’s duties with the Company (other than any failure resulting from incapacity due to physical or mental illness) or (ii) the Covered NEO’s willful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

Severance benefits payable under the Employment Agreements are generally conditioned on timely execution of a waiver and release of claims.

Each Employment Agreement also contains a one-year post-employment non-solicitation clause and standard confidentiality, trade secrets and cooperation provisions.

RSU and PSU Grant Agreements:

Mr. Reinhart on January 24, 2023, Messrs. Craine, Rucker, and Sluiter on March 3, 2023, and Mr. Hodges on April 3, 2023, each received an award of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) under the 2021 Stock Incentive Plan.

Pursuant to the applicable award agreements, upon the applicable NEO’s termination of employment or service for cause, any unvested RSUs or PSUs will be immediately forfeited for no consideration.

Upon a termination of the applicable NEO’s employment or service due to death or “disability”, by the Company without “cause” (each as defined in the 2021 Incentive Plan) or due to a resignation by the applicable NEO for “good reason” (as defined in the applicable award agreement), (i) any unvested RSUs will accelerate and fully vest, and (ii) a prorated portion of the PSUs will vest based on the actual achievement of the performance conditions to be determined at the expiration of the performance period, and any remaining unvested PSUs will be forfeited (provided, that if the applicable NEO is terminated by the Company without cause or resigns for good reason within the first 18 months of the performance period, the Compensation Committee will have sole discretion whether the PSUs will accelerate and vest in such manner.

Upon the occurrence of a “change in control” (as defined in the 2021 Incentive Plan), to the extent the RSUs or PSUs, as applicable, are not assumed by the surviving entity, (i) any unvested RSUs will accelerate and fully vest, and (ii) the applicable NEO will become vested in 100% of the target award of PSUs or, if greater, the percentage of the target award of PSUs earned based on the actual achievement of the performance conditions to be determined as if the change in control was the last day of the performance period (except that the TSR for the Company and each of the peer companies will be determined using the closing price as of the closing date of the change in control compared to the reference value).

Upon the occurrence of a change in control, to the extent the RSUs or PSUs, as applicable, are assumed by the surviving entity, (i) upon the termination of the applicable NEO’s employment or service due to death or disability, by the Company without cause or by the applicable NEO for good reason within the 24 month period following such change in control, any unvested RSUs will accelerate and fully vest, and (ii) the PSUs will be converted, as of the date of such change in control, into time-based restricted stock units (the “Converted RSUs”), subject to the applicable NEO’s continuous employment or service through the date of such change in control, with the number of PSUs to be converted equal to 100% of the target award of PSUs or, if greater, the percentage of the target award of PSUs earned based on the actual achievement of the performance conditions to be determined as if the change in control was the last day of the performance period (except that the TSR for the Company and each of the peer companies will be determined using the closing price as of the closing date of the change in control compared to the reference value), and 100% of the Converted RSUs will vest, if at all, on the last day of the performance period, subject to the applicable

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Benefit Plans

NEO’s continuous employment or service through such date; provided, that if the applicable NEO’s employment or service is terminated due to death or disability, by the Company without cause or by the applicable for good reason following such change in control, 100% of the Converted RSUs will vest as of the date of such termination.

In the event of (i) a change in the composition of the Board such that, for a period of 30 days, the majority of the members of the Board are no longer considered “independent” (as described in the applicable award agreement) or (ii) any stockholder becomes the beneficial owner of more than 75% of the total combined voting power of all classes of stock of the Company (each such event, a “Special CiC Event”), (x) any unvested RSUs will accelerate and fully vest, and (y) the applicable NEO will become vested in 100% of the target award of PSUs or, if greater the percentage of the target award of PSUs earned based on the actual achievement of the performance conditions to be determined as of the Special CiC Event (determined as if the Special CiC Event was the last day of the performance period).

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Benefit Plans
Termination, Resignation or Change of Control

The following tables provide information regarding potential payments to each of our NEOs as of December 31, 2023, in connection with certain termination events, including a termination related to a change of control of the Company.

Benefits and Payments Upon Termination(1)	Termination Due to Death or Disability	Termination by the Company Without Cause or by the NEO for Good Reason (a “Qualifying Termination”)	Termination by the Company for Cause	Qualifying Termination Within 24 Months Following Change of Control	Change in Control with no Qualifying Termination(2)
John Reinhart
Cash Severance Payments(3)	—	$ 2,669,000	—	$ 6,123,000	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$ 2,736,727	$ 2,736,727	—	$ 2,736,727	$ 2,736,727
Unvested PSUs	—	—	—	$ 4,105,091	$ 4,105,091
COBRA Payments(5)	—	$ 18,579	—	$ 27,868	—
Total	$ 2,736,727	$ 5,424,306	—	$12,992,686	$ 6,841,818
Michael Hodges
Cash Severance Payments(3)	—	$ 1,455,000	—	$ 2,425,000	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$ 1,340,258	$ 1,340,258	—	$ 1,340,258	$ 1,340,258
Unvested PSUs	—	—	—	$ 2,010,521	$ 2,010,521
COBRA Payments(5)	—	$ 22,686	—	$ 34,030	—
Total	$ 1,340,258	$ 2,817,945	—	$ 5,809,809	$ 3,350,779
Patrick Craine
Cash Severance Payments(3)	—	$ 1,358,000	—	$ 2,279,500	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$ 2,824,639	$ 2,824,639	—	$ 2,824,639	$ 2,824,639
Unvested PSUs	$ 7,302,304	$ 7,302,304	—	$ 9,964,559	$ 9,964,559
COBRA Payments(5)	—	$ 22,833	—	$ 34,250	—
Total	$10,126,944	$11,507,777	—	$15,102,948	$12,789,198
Matthew Rucker
Cash Severance Payments(3)	—	$ 975,000	—	$ 1,657,500	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$ 874,991	$ 874,991	—	$ 874,991	$ 874,991
Unvested PSUs	—	—	—	$ 1,450,282	$ 1,450,282
COBRA Payments(5)	—	$ 22,732	—	$ 34,098	—
Total	$ 874,991	$ 1,872,677	—	$ 4,016,802	$ 2,325,272
2024 PROXY STATEMENT 51

Benefit Plans
Benefits and Payments Upon Termination(1)	Termination Due to Death or Disability	Termination by the Company Without Cause or by the NEO for Good Reason (a “Qualifying Termination”)	Termination by the Company for Cause	Qualifying Termination Within 24 Months Following Change of Control	Change in Control with no Qualifying Termination(2)
Michael Sluiter
Cash Severance Payments(3)	—	$ 975,000	—	$1,657,500	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$1,180,685	$ 1,180,685	—	$1,180,685	$1,180,685
Unvested PSUs	$ 904,588	$ 904,588	—	$3,013,517	$3,013,517
COBRA Payments(5)	—	$ 22,732	—	$ 34,098	—
Total	$2,085,573	$3,083,005	—	$5,885,800	$4,194,202

(1)   Information in this table assumes a termination date of December 31, 2023, and a price per share of our common stock of $133.20 (the closing market price per share on December 29, 2023, the last trading day of 2023), and applies the terms of the NEOs’ compensation arrangements as of December 31, 2023. Performance share units are pro-rated from the Company’s May 17, 2021, emergence date through December 31, 2023. Performance-based bonuses are calculated using 100% achievement for illustration, though payouts may vary based on actual results.

(2)   Represents the aggregate value of the applicable NEO’s 2023 equity awards that will accelerate on a Special CiC Event. See “RSU and PSU Grant Agreements” above.

(3)   Represents the aggregate cash severance payments payable to the NEO (calculated based on the base salary and target annual bonus in effect as of December 31, 2023) in accordance with the terms of the applicable agreement, assuming a termination date of December 31, 2023.

(4)   Represents the aggregate value of the applicable NEO’s accelerated equity awards payable to the NEO in accordance with the terms of the applicable agreement, assuming a termination date of December 31, 2023.

(5)   Represents the aggregate COBRA payments payable to the NEO in accordance with the terms of the applicable agreement, assuming a termination date of December 31, 2023.

Cutt Transition

On January 18, 2023, Timothy Cutt resigned as Chief Executive Officer of the Company and was appointed as Non-Executive Chair of the Company. Mr. Cutt remained as Non-Executive Chair of the Company until March 1, 2023. Mr. Cutt continues to serve as Board Chair following his separation on March 1, 2023. Per the terms of his transition agreement, Mr. Cutt received (i) payment of his base salary during the transition period, (ii) payment of his annual bonus for fiscal year 2022 in the amount of $1,120,980, and (iii) payment of the pro-rata portion of his target annual bonus for fiscal year 2023 in the amount of $154,849. Any outstanding RSUs and PSUs held by Mr. Cutt will continue to vest in accordance with the vesting provisions contained in the applicable award grant agreements while he continues to serve the Company as a member of the Board.

52 2024 PROXY STATEMENT

Benefit Plans

Buese Termination

William Buese was terminated as Executive Vice President and Chief Financial Officer of the Company on April 3, 2023. Mr. Buese remained with the Company as an adviser until his termination on May 3, 2023. The following table provides payments and benefits associated with Mr. Buese’s termination pursuant to his employment agreement.

Benefits and Payments ($)	Amount ($)
Base Salary/Annual Bonus/Pro-rata Annual Bonus(1)	$1,098,384
Accelerated Vesting of Restricted Stock Units(2)	$1,175,866
Performance-Based Restricted Stock Units(3)	$1,532,057
COBRA Payment	$ 21,664
Total	$3,827,971

(1)     Mr. Buese received a lump sum equivalent of his current base salary and annual bonus in an amount of $940,000 and a pro-rata portion of his annual bonus for 2023 in an amount of $158,384.

(2)     Vesting of 13,287 shares of time-vesting restricted stock was accelerated at the time of Mr. Buese’s termination. The amount shown reflects a price of $88.41, which was the closing price of the Company’s common stock at May 3, 2023, Mr. Buese’s termination date.

(3)     A portion of PSUs granted to Mr. Buese in 2021 and 2022 remained outstanding after his employment termination. Per the terms of the grant agreements, Mr. Buese earned 17,329 shares upon his termination, which represents a pro-rata portion of his PSUs outstanding based on the number of days he was employed during the performance periods. The amount shown is based on the target number of shares earned and a price of $88.41, which was the closing price of the Company’s common stock on May 3, 2023, Mr. Buese’s termination date. The number of shares that ultimately vest for the 2021 and 2022 PSU grants will be determined based on the Company’s TSR and RTSR for the three-year performance periods, which end on May 17, 2024 and April 29, 2025, respectively.

2024 PROXY STATEMENT 53

CEO Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, we are disclosing the pay ratio and supporting information comparing the median of the annual total compensation of our employees (including full-time, part-time, seasonal and temporary employees) other than Mr. Reinhart, our President and Chief Executive Officer and Board Director, as of December 31, 2023 (the date selected to identify the ‘median employee’, as further described below), and the annual total annualized compensation of Mr. Reinhart. The pay ratio is calculated in a manner consistent with Item 402(u) of Regulation S-K.

For the year ended December 31, 2023, our last completed fiscal year:

•        The annual total compensation of our median employee was approximately $112,932.

•        The total annualized compensation of Mr. Reinhart was approximately $5,601,076.

Based on this information, for 2023 the ratio of the annual total compensation of Mr. Reinhart to the median of the annual total compensation of all other employees was approximately 50:1.

We selected December 31, 2023, as the date upon which we identified the median employee. We reviewed the Medicare Taxable Earnings as reported on IRS Form W-2 (Box 5) for 2023 for all individuals employed by us on December 31, 2023 (other than Mr. Reinhart) and identified the median employee based on Medicare Taxable Earnings.

Once we identified our median employee, we calculated that employee’s annual total compensation for 2023 in the same manner that we determined the total compensation of our named executive officers for purposes of the Summary Compensation Table set forth above. This resulted in an annual total compensation of $112,932 for the identified employee for the year ended December 31, 2023. The total compensation for Mr. Reinhart was calculated based on the values included in the Summary Compensation Table set forth above, and was then annualized for 2023, by assuming Mr. Reinhart earned a full year of base salary ($785,000) and was paid a STI payment at 165% of target achievement ($1,554,300). Mr. Reinhart participates in the Company’s benefit plans, including the 401(k) plan, has imputed income on Company-paid life insurance provided to all employees, and income for non-cash fringe benefits for Company-sponsored sporting event tickets. We made no material assumptions, adjustments, or estimates to identify the median employee or to determine total compensation, and we did not annualize the compensation for any employees that were not employed by us the entire year (other than for Mr. Reinhart, as described above).

We believe that the pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the Securities and Exchange Commission rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

54 2024 PROXY STATEMENT

Pay Versus Performance

As previously discussed in the CD&A above, our Compensation Committee has focused on implementing executive compensation plans with the goal of tying our NEOs’ realized compensation to the achievement of Gulfport’s financial, operational, and strategic objectives, and aligning executive pay with changes in the value of our shareholders’ returns. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2023, 2022, 2021 and 2020.

	Summary Compensation Table Total for PEO1(1)(2) (Cutt) (b)	Summary Compensation Table Total for PEO2(1) (Wood) (b)	Summary Compensation Table Total for PEO3(2) (Reinhart) (b)	Compensation Actually Paid to PEO1 (Cutt) (c)	Compensation Actually Paid to PEO2 (Wood) (c)	Compensation Actually Paid to PEO3 (Reinhart) (c)	Average Summary Compensation Table Total for non-PEO NEOs (d)	Average Compensation Actually Paid to non-PEO NEOs (e)	Value of initial fixed $100 Investment based on:		Net Income ($mm) (h)	Adjusted Free Cash Flow(4) ($mm) (i)
Year (a)									Total Shareholder Return(3) (f)	Peer Total Shareholder Return(3) (g)
2023(5)	$ 385,141	n/a	$5,522,209	$9,977,442	n/a	$10,022,502	$2,162,249	$6,573,145	$196	$160	$1,471	$199
2022(6)	$6,447,544	n/a	n/a	$5,787,952	n/a	n/a	$ 974,218	$1,232,477	$108	$159	$ 495	$241
2021(7)	$3,823,399	$8,942,980	n/a	$4,153,397	$8,930,695	n/a	$4,004,438	$4,214,026	$106	$112	($ 113)	$361
2020(8)	n/a	$2,773,653	n/a	n/a	$1,110,896	n/a	$1,092,898	$ 261,907	n/a	n/a	($1,625)	$ 41

(1)   The Company had two CEOs during 2021. Effective May 17th, 2021, Mr. Wood left his position of Chief Executive Officer and President of the Company and Mr. Cutt was appointed as Interim Chief Executive Officer and Board Chair and assumed the role of Chief Executive Officer and Board Chair on September 2, 2021.

(2)   The Company had two CEOs during 2023. On January 24th, 2023, Mr. Reinhart was appointed as President and Chief Executive Officer of the Company. Mr. Cutt continues to serve the Company as Board Chair.

(3)   TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019. The peer group TSR represents TSR of the S&P Oil & Gas Exploration & Production Index.

(4)   Adjusted Free Cash Flow is a non-GAAP measure defined as net cash provided by operating activities from the Company’s Consolidated Statement of Cash Flows less the sum of changes in operating assets and liabilities included in the operating activities section of the Consolidated Statement of Cash Flows less non-recurring general and administrative and other expenses from the Consolidated Statement of Operations less incurred capital expenditures and capitalized expenses. Adjusted Free Cash Flow was calculated assuming realized commodity pricing received throughout the year was consistent with the forward curve pricing used to set the approved Adjusted Free Cash Flow Metric in March of 2023.

(5)   The non-PEO NEOs during 2023 were Messrs Hodges, Craine, Rucker, Sluiter, and Buese.

(6)   The non-PEO NEOs during 2022 were Messrs Buese, Craine, and Sluiter.

(7)   The non-PEO NEOs during 2021 were Messrs Buese, Craine, Sluiter, Robert J. Moses, Quentin Hicks and Donnie Moore.

(8)   The non-PEO NEOs during 2020 were Messrs Craine, Sluiter, Hicks and Moore.

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” (CAP) as reported in the Pay versus Performance Table. The following table details these adjustments:
Year	Executive(s)	Summary compensation table total ($)	Pension Valuation Adjustments			Equity Award Adjustments
			Deduct change in pension value ($)	Pension service cost adjustment ($)	Prior service cost adjustment ($)	Deduct stock awards ($)	Include year-end equity value ($)	Change in value of prior equity awards ($)	Dividends & Interest Accrued ($)
2023	PEO1	385,141	N/A	N/A	N/A	0	0	9,592,301	N/A
	PEO2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	PEO3	5,522,209	N/A	N/A	N/A	(3,236,509)	7,736,802	0	N/A
	Other NEOs	2,162,249	N/A	N/A	N/A	(1,071,917)	2,362,280	3,120,534	N/A

The Company believes that the three key financial performance measures most relevant to linking pay and performance over the long term are, in no particular order, Adjusted Free Cash Flow, Net Income and TSR. The following three tables describe the link between those metrics and “compensation actually paid” (CAP) to our CEO and other NEOs in 2023 to Company performance.
2024 PROXY STATEMENT 55

Pay Versus Performance

Pay versus TSR 2020 - 2023
$250
$200
$150
$100
$50
$0
Indexed Total Shareholder Return
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
2020
2021
2022
2024
CAP - PEO
CAP - PEO2
CAP - PEO3
CAP - Other NEOs
Company TSR
Peer TSR

Pay versus Net Income 2020 - 2023
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
Annual Net Income ($mm)
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Compensation Actually Paid ($mm)
2020
2021
2022
2023
CAP - PEO
CAP - PEO2
CAP - PEO3
CAP - Other NEOs
Net Income

Pay versus Adj. Free Cash Flow 2020 - 2023
Adj Free Cash Flow ($mm)
400
350
300
250
200
150
100
50
0
Compensation Actually Paid ($mm)
$12
$10
$8
$6
$4
$2
$0
2020
2021
2022
2023
CAP - PEO
CAP - PEO2
CAP - PEO3
CAP - Other NEOs
Adj Free Cash Flow ($mm)

56 2024 PROXY STATEMENT

Pay Versus Performance
2023 DIRECTOR COMPENSATION

Our policy is that members of our Board of Directors who are also our officers or employees do not receive compensation for their services as directors. The compensation of our non-employee directors for 2023 is described below.

Cash Compensation

The annual retainer for each non-employee director is $100,000. In addition, the Board Chair receives an additional $25,000 annual retainer, however, since Mr. Cutt transitioned from Chief Executive Officer to Non-Executive Chair in March 2023, he did not receive a retainer while serving as Chief Executive Officer. The members and chair of each of our Board Committees receive an additional annual retainer as set forth in the table below.

2023 Director Fees

Program Component	2023 Program
Annual base cash retainer for Board service	$ 100,000
Additional cash retainer to non-executive Board Chair(1)	$ 25,000
Additional cash retainer to Lead Director	$ 25,000
Audit Committee Chair cash retainer	$ 25,000
Compensation Committee Chair cash retainer	$ 15,000
Nominating, Environmental, Social and Governance Committee Chair cash retainer	$ 10,000
Audit Committee member cash retainer	$ 10,000
Compensation Committee member cash retainer	$ 5,000
Nominating, Environmental, Social and Governance Committee member cash retainer	$ 5,000
Stock ownership guideline	5.0x annual base retainer

(1)   Mr. Cutt did not receive any compensation for serving as a director of the Company until March 2023.

Equity Compensation

In 2023, Mary Shafer-Malicki and Jeannie Powers joined the Board as non-employee directors and received grants of restricted stock units. The restricted stock unit grants made to all other non-employee directors in 2021 were intended to cover a multi-year period.

Stock Ownership Guidelines for Directors

We believe it is important for members of our Board of Directors to align their financial interests with those of our stockholders. Accordingly, effective April 27, 2022, our Board of Directors adopted a formal stock ownership policy that requires our non-employee directors to achieve a stock ownership level equal to the value of common stock that is five times the value of their annual retainer within five years of the effective date of such stock ownership policy.

2024 PROXY STATEMENT 57

Pay Versus Performance

2023 Director Compensation Table

The following table contains information with respect to 2023 compensation of our non-employee directors who served in such capacity during 2023.

Board Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
Timothy Cutt	$104,514	—	—	$104,514
David Wolf	$160,000	—	—	$160,000
Guillermo (Bill) Martinez(3)	$ 72,500	—	—	$ 72,500
Jason Martinez	$127,500	—	—	$127,500
Jeannie Powers	$ 47,917	$140,000	—	$187,917
David Reganato	$120,000	—	—	$120,000
Mary Shafer-Malicki	$ 68,266	$140,000	—	$208,266

(1)   Reflects the annual cash compensation, as discussed above. Amounts shown include prorated amounts attributable to Committee reassignments, Director resignations and appointments, which occured during the year.

(2)   The amounts shown reflect the grant date fair value of restricted stock unit awards granted, determined in accordance with FASB ASC Topic 718. See Note 1 and Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2023, under the headings “Summary of Significant Accounting Policies” and “Stock-Based Compensation,” respectively, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, regarding assumptions underlying valuations of equity awards for 2023. The grant date fair value for the restricted stock issued to Ms. Shafer-Malicki on May 26, 2023, was determined by using the May 25, 2023, closing stock price of the Company’s common stock on the NYSE of $99.88. The grant date fair value for the restricted stock issued to Ms. Powers on August 1, 2023, was determined by using the July 31, 2023, closing stock price of the Company’s common stock on the NYSE of $102.45.

(3)   Guillermo (Bill) Martinez resigned from his role as director of the Company effective as of July 31, 2023. Upon his resignation the final vesting of his 2021 RSU Award Agreement was accelerated.

58 2024 PROXY STATEMENT

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership as of March 31, 2024, of shares of our common stock by each of our directors, by each named executive officer and by all directors, executive officers and nominees as a group. None of the executive officers, directors or individuals listed below are holders of the Company’s outstanding preferred stock.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Timothy Cutt(2)	21,727	*
David Wolf	4,254	*
Jason Martinez	3,019	*
Jeannie Powers	—	—
David Reganato (assigned to Silver Point)(3)	4,254	*
Mary Shafer-Malicki(4)	1,402	*
John Reinhart	3,786	*
Michael Hodges(5)	3,354	*
Patrick Craine	8,344	*
Matthew Rucker	1,191	*
Michael Sluiter	3,071	*
Directors and Executive Officers as a Group (13 persons)	59,126	*

*      Less than 1%.

(1)   Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are exercisable as of March 31, 2024, or exercisable within 60 days of March 31, 2024, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 18,089,038 shares of common stock outstanding as of March 31, 2024, excluding an aggregate of 547,845 shares of restricted stock units and performance-based restricted stock units awarded under our 2021 Stock Incentive Plan, but not yet vested. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options and vesting of restricted stock units that that are not exercisable and/or vested as of March 31, 2024, or within 60 days of March 31, 2024. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(2)   Includes 7,803 unvested restricted stock units that will vest within 60 days of March 31, 2024.

(3)   Mr. Reganato has an understanding with Silver Point pursuant to which he holds such restricted shares for the benefit of Silver Point and certain of its affiliates. Accordingly, Mr. Reganato disclaims beneficial ownership of the restricted shares except to the extent of his pecuniary interest therein.

(4)    Includes 1,402 unvested restricted stock units that will vest within 60 days of March 31, 2024.

(5)    Includes 3,354 unvested restricted stock units that will vest within 60 days of March 31, 2024.

2024 PROXY STATEMENT 59

BENEFICIAL OWNERSHIP
Holdings of Major Stockholders

The following table sets forth certain information regarding the beneficial ownership as of March 31, 2024 of shares of our common stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock. The following table does not include information regarding ownership of shares of our preferred stock due to the securities not being listed on a major U.S. national or regional securities exchange and requirements for ownership reporting.

MAJOR STOCKHOLDER TABLE

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Silver Point Capital, L.P.	5,197,848(2,3)	28.7%
2 Greenwich Plaza, First Floor Greenwich, CT 06830
MacKay Shields, LLC	1,066,363(4)	5.9%
1345 Avenue of Americas New York, NY 10105
Wellington Management Company, LLP	1,008,733(5)	5.6%
280 Congress Street Boston, MA 02210

(1)   Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 18,089,038 shares of common stock outstanding as of March 31, 2024, excluding an aggregate of 547,845 shares of restricted stock units and performance-based restricted stock units awarded under our 2021 Stock Incentive Plan, but not yet vested.

(2)   Based solely on Schedule 13D filed with the SEC on March 21, 2024, by Silver Point Capital, L.P. that reported amount of securities beneficially owned of 5,197,848 shares of common stock. Silver Point Capital, L.P. (“Silver Point”) or its wholly owned subsidiaries are the investment managers of Silver Point Capital Fund, L.P., Silver Point Capital Offshore Master Fund, L.P., Silver Point Distressed Opportunities Fund, L.P., Silver Point Distressed Opportunities Offshore Master Fund, L.P., Silver Point Distressed Opportunity Institutional Partners, L.P. and Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P. (the “Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all of the reported securities held by the Funds. Silver Point Capital Management, LLC is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all securities held by the Funds.

(3)   Messrs. Edward A. Mule and Robert J. O’Shea are each members of Management and as a result may be deemed to be the beneficial owner of all of the securities held by the Funds. Silver Point, Management and Messrs. Mule and O’Shea disclaim beneficial ownership of the reported securities held by Funds except to the extent of their pecuniary interests.

(4)   Based solely on Schedule 13G filed with the SEC on January 11, 2024, by MacKay Shields LLC that reported ownership of 1,066,363 shares of common stock. MacKay Shields LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, may be deemed to be a beneficial owner of reported securities held. The MainStay High Yield Corporate Bond Fund, a registered investment Company for which Mackay Shields acts as sub-investment adviser, may also be deemed to be a beneficial owner of the reported securities held. New York Life Investment Management LLC, an indirect wholly owned subsidiary of New York Life and an affiliate of Mackay Shields LLC, is the manager of MainStay High Yield Corporate Bond Fund.

(5)   Based solely on Schedule 13G filed with the SEC on February 8, 2024, by Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

60 2024 PROXY STATEMENT

Certain Relationships and Review and Approval of Related Party Transactions

The Audit Committee, as provided in its charter, reviews and approves related party transactions. The Company does not have a formal set of standards to be substantively applied to each transaction reviewed by the Audit Committee. Instead of a formalized policy, related party transactions are reviewed and judgment is applied to determine whether transactions are in the best interests of the Company. Further, the Company’s Code of Business Conduct and Ethics governs various compliance areas, including conflicts of interest and fair dealings, which are considered in the process of the review and approval of related party transactions.

The Company’s policy is that all its employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with the Company’s business interest. This policy is included in the Company’s Code of Business Conduct and Ethics posted on its website. Each director and executive officer is instructed to always inform the designated compliance officer when confronted with any situation that may be perceived as a conflict of interest. Only the Board of Directors or a committee consisting solely of independent directors may grant waivers of the provisions of the Code of Business Conduct and Ethics for the Company’s executive officers and directors. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Further, under the Audit Committee charter, the Audit Committee is responsible for reviewing and monitoring compliance with our Code of Business Conduct and Ethics and recommending any warranted changes to the Board of Directors. In addition, the Board of Directors and, pursuant to its written charter, the Audit Committee, reviews and approves all relationships and transactions in which the Company and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their family members, have a direct or indirect material interest. The Board of Directors and the Audit Committee approve only those transactions that, considering known circumstances, are consistent, or are not inconsistent with, the Company’s best interests, as they determine in the good faith exercise of their discretion.

2024 PROXY STATEMENT 61

Proposal to Ratify the Appointment of Our Independent Auditors (Proposal 2)

The Company is asking its stockholders to vote to ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal year ending December 31, 2024. The Audit Committee has appointed Grant Thornton LLP to serve as independent auditors.

What services do the independent auditors provide?

Audit services of Grant Thornton LLP for fiscal year 2023 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton LLP provided certain services related to the consolidated quarterly reports as described below.

How much were the independent auditors paid in 2023 and 2022?

Grant Thornton LLP’s fees for professional services totaled $1,154,865 for 2023 and $942,966 for 2022. Grant Thornton LLP’s fees for professional services included the following:

•        Audit Fees – aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, accounting consultations and comfort letters were $1,154,865 for 2023 and $942,966 for 2022.

•        Audit-Related Fees – aggregate fees for audit-related services, consisting of audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and accounting consultations, were $0 in 2023 and 2022.

•        Tax and All Other Fees – there were no tax or other fees for products or services provided by Grant Thornton LLP in addition to the services described above in 2023 and 2022.

Does the Audit Committee approve the services provided by Grant Thornton LLP?

It is our Audit Committee’s policy to pre-approve all audit, audit-related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all fees listed above that we incurred for services rendered by Grant Thornton LLP in fiscal years 2023 and 2022 were pre-approved by our Audit Committee. No non-audit services were provided to us by Grant Thornton LLP in 2023 or 2022.

Will a representative of Grant Thornton LLP be present at the meeting?

Yes, one or more representatives of Grant Thornton LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

Has Grant Thornton LLP always served as Gulfport’s independent auditors?

Grant Thornton LLP has served as our independent auditors since 2005.

Vote Required and Board Recommendation

Stockholder ratification of the appointment of our independent auditors is not required by the Bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote “for” the proposal of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The persons named as proxies for the Company intend to vote the proxies “FOR” Proposal 2. Abstentions and broker non-votes, if any, will have no effect on the voting results for Proposal 2.

If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2024.

62 2024 PROXY STATEMENT

Proposal to Approve, on an Advisory, NON-BINDING Basis, the Compensation Paid to the Company’s Named Executive Officers (Proposal 3)

Pursuant to Section 14A of the Exchange Act, the Company is asking its stockholders to vote to approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement. This is also known as a “Say-On-Pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee. While the vote on executive compensation is solely advisory in nature, our Board of Directors and the Compensation Committee will review and consider the “Say-On-Pay” voting results when making future decisions regarding our executive compensation program.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement, which discusses in detail the Company’s compensation policy and compensation arrangements which the Company believes are appropriate and reasonably consistent with market practice and with the long-term interests of the Company and its stockholders. In furtherance of the Company’s goals and objectives, the Compensation Committee, among other things, emphasizes long-term equity awards and annual performance bonuses under the previously implemented Annual Incentive Plan to align our executives’ interests more closely with those of our stockholders and to link a larger portion of our executives’ compensation to the performance of our stock and our operational performance.

We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2029 Annual Meeting.

Vote Required and Board Voting Recommendation

Proposal 3 requires an affirmative vote “for” the proposal by a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The persons named as proxies for the Company intend to vote the proxies “FOR” Proposal 3. Abstentions and broker non-votes, if any, will have no effect on the voting results for Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3.

2024 PROXY STATEMENT 63

Audit Committee Report

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes. In doing so, the Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm and has oversight for its qualification, independence and performance. The Audit Committee charter guides our duties and responsibilities. The Audit Committee charter, which was last amended during 2021, is available on the Company’s website at https://www.gulfportenergy.com/investors/corporate-governance/governance-documents. As set forth in the charter, management is responsible for the internal controls and accounting and financial reporting processes of Gulfport Energy Corporation. The independent registered public accounting firm is responsible for expressing opinions on the conformity of Gulfport Energy Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. Our responsibilities include monitoring and overseeing these processes.

Our Committee is comprised of four non-employee, independent members of the Board of Directors. No member serves on more than two other public company audit committees. The Board of Directors has determined that all of the members of the Audit Committee are financially literate, and that David Wolf, Jason Martinez, Jeannie Powers, and David Reganato are financial experts as that term is defined by the SEC. The members of our Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2023, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with the management of Gulfport Energy Corporation. We have met with Grant Thornton LLP, the Company’s independent registered public accounting firm, with and without management present. We discussed with Grant Thornton LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and such other matters as we have deemed to be appropriate, including the overall scope and plans for the audit. We also have received the written disclosures and the letter from Grant Thornton LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and we have discussed with Grant Thornton LLP that firm’s independence from management and the Company. We also reviewed the amount of fees paid to Grant Thornton LLP for both audit and non-audit services. In doing so, we considered whether the provision of non-audit services to the Company was compatible with maintaining the independence of Grant Thornton LLP.

Based on the reports and discussions above, we recommended to the Board of Directors that the audited financial statements be included in the Gulfport Energy Corporation 2023 Annual Report on Form 10K.

This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after this date and irrespective of any general incorporation language in any filing.

This report has been furnished by the Audit Committee of the Board of Directors.

THE AUDIT COMMITTEE

David Wolf, Chair

Jason Martinez

Jeannie Powers

David Reganato

64 2024 PROXY STATEMENT

ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a stockholder of the Company, on certain matters that will be voted on at the Annual Meeting.

Who is soliciting my vote?

The Board of Directors is soliciting your vote at the Annual Meeting. The proposals to be voted on by the Company’s stockholders at the Annual Meeting are described below.

What am I voting on?

You are voting on:

•        The election of seven directors to serve until the 2025 Annual Meeting (see Proposal 1 beginning on page 8 of this proxy statement);

•        The ratification of Grant Thornton LLP as our independent auditors for the year ended December 31, 2024 (see Proposal 2 beginning on page 62 of this proxy statement);

•        The approval, on an advisory, non-binding basis, of the compensation paid to the Company’s named executive officers as described in this proxy statement (see Proposal 3 beginning on page 63 of this proxy statement); and

•        Any other business properly coming before the meeting.

How does the Board of Directors recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board of Directors’ recommendations can be found with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote:

•        “FOR” each of our director nominees;

•        “FOR” the proposal to ratify Grant Thornton LLP as the Company’s independent auditors for the fiscal year ended December 31, 2024; and

•        “FOR” the proposal to approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as described in this proxy statement.

What is a proxy?

A proxy is your legal designation of another person to vote the shares of common stock that you own. That other person is also referred to as a “proxy.” If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. We have designated Timothy Cutt, our Board Chair, and Patrick Craine, our Chief Legal and Administrative Officer and Corporate Secretary, as the Company’s proxies for the Annual Meeting.

Who is entitled to vote?

You may vote if you were the record owner of our common shares or preferred shares as of the close of business on the record date, which is March 28, 2024. Gulfport had 18,089,038 common shares outstanding as of the record date. Each share of common stock is entitled to one vote. In addition, Gulfport had 44,203 preferred shares outstanding as of the record date. The holders of Gulfport’s preferred stock are entitled to vote on all matters submitted to the stockholders for a vote, voting together with the holders of the common stock as a single class, on an as-converted basis. Gulfport’s 44,203 preferred shares outstanding as of the record date, on an as-converted basis, totaled approximately 3,157,357 common shares entitled to vote.

2024 PROXY STATEMENT 65

about the annual meeting

In aggregate, as of March 28, 2024, we had 547,845 shares of restricted stock units and performance-based restricted stock units awarded under our 2021 Stock Incentive Plan, but not yet vested. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you return a properly executed proxy by mail. For us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock and preferred stock as of the close of business on March 28, 2024, must be present in person or by proxy at the Annual Meeting. This is referred to as a “quorum.” Votes withheld and abstentions will be counted for purposes of establishing a quorum at the Annual Meeting. Broker non-votes, if any, will not be counted for purposes of establishing a quorum at the Annual meeting (see “What is the effect of abstentions, withhold votes and broker non-votes?” below)

What vote is required to elect directors (Proposal 1)?

The election of directors at the Annual Meeting will be conducted under a majority of the votes cast standard. This means that with respect to each director nominee, the number of votes cast “for” the director nominee must exceed the number of votes cast “against” the nominee. Abstentions will have no effect on the outcome of the election.

What vote is required to approve, on an advisory, non-binding basis, the ratification of the appointment of the Company’s independent auditor (Proposal 2)?

The proposal to approve, on an advisory, non-binding basis, the appointment of Grant Thornton LLP as Gulfport’s independent auditor for the year ending December 31, 2024, will be adopted if a majority of the votes present in person or by proxy and voting on this matter are cast “for” the proposal. You may vote “for,” “against” or “abstain” from approving the proposal. Abstentions will have no effect on the outcome of the proposal.

What vote is required to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (Proposal 3)?

The proposal to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers will be adopted if a majority of the votes present in person or by proxy and voting on this matter are cast “for” the proposal. You may vote “for,” “against” or “abstain” from approving the proposal. Abstentions will have no effect on the outcome of the proposal.

What is the effect of abstentions, withhold votes and broker non-votes?

If you specify that you wish to “abstain” or “withhold” from voting on an item, then your shares will not be voted on that item.

Because the votes cast in favor of each director nominee must exceed the votes cast against such nominee under Proposal 1 and because the votes cast in favor of the action must exceed the votes cast opposing the action in order to approve Proposals 2 and 3 at the Annual Meeting, abstentions will not have an effect on the outcome of those proposals.

A “broker non-vote” occurs when a beneficial holder does not provide instructions to a broker and such broker lacks discretionary voting power to vote shares with respect to a particular proposal. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters, but beneficial owners of shares must provide voting instructions to their brokers with respect to “non-routine” matters for their brokers to exercise voting authority with respect to such shares on such matters. Under NYSE rules, the proposal to approve the appointment of an independent auditor is considered a “routine” matter. This means that brokers may vote in their discretion on Proposal 2 on behalf of clients who have not furnished voting instructions with respect to such proposal. In contrast, Proposals 1 and 3 are “non-routine” matters. This means brokers that have not received voting instructions from their clients on these proposals may not vote on these proposals in their own discretion, which results in “broker non-votes.”

Who is a registered stockholder and who is a beneficial stockholder?

Registered Stockholders:    A “registered stockholder” is a person or entity whose name appears in the Company’s registered list of stockholders as an owner of one or more shares of the Company’s common stock or preferred stock. If you are a registered stockholder, these proxy materials are being sent directly to you.

66 2024 PROXY STATEMENT

about the annual meeting

Beneficial Stockholders:    A “beneficial stockholder” or “beneficial owner” is a person or entity whose shares of the Company’s common stock or preferred stock are held by a bank, broker or other nominee (a.k.a. in “street name”). Most holders of our common stock hold their shares beneficially through a bank, broker or other nominee rather than of record directly in their own name. If you are a beneficial stockholder, these proxy materials are being forwarded to you by your bank, broker or other nominee, who is considered the registered stockholder of those shares. As the beneficial stockholder, you have the right to direct your bank, broker or other nominee on how to vote your shares and you are also invited to attend the Annual Meeting. Your bank, broker or other nominee has provided a voting instruction form for you to use in directing your bank, broker or other nominee as to how to vote your shares. You must follow these instructions for your shares to be voted. Your nominee is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will be able to vote your shares at its discretion with regard to Proposal 2, but will not be able to vote your shares at its discretion with respect to Proposals 1 and 3.

How do I vote?

Registered Stockholders:    If you are a “registered stockholder,” you can vote your shares in the following four ways:

•        By Internet:    You may vote by submitting a proxy over the Internet. Go to the website listed on your proxy card or voting instruction form and follow the instructions. You should have your proxy card, including your control number, in hand when you access the website.

•        By Telephone:    Stockholders located in the United States who receive proxy materials by mail may vote by submitting a proxy by telephone by calling the toll-free telephone number on the proxy card or voting instruction form and following the instructions.

•        By Mail:    If you received proxy materials by mail, you may vote by submitting a proxy by mail by completing, signing and dating the proxy card and mailing it in the enclosed, postage pre-paid envelope.

•        In Person:    You may attend in person and vote at the Annual Meeting.

Beneficial Stockholders:    If you are a “beneficial stockholder,” then you will receive instructions from your bank, broker or other nominee on how to vote your shares. If you are a “beneficial stockholder,” you will need proof of ownership to be admitted to the Annual Meeting.

Can I change my vote?

You may change your vote by revoking your proxy at any time before it is exercised, which can be done by voting during the meeting, by delivering a new proxy or by notifying the inspector of election in writing. If your shares are held for you in a brokerage, bank or other institutional account, you must contact that institution to revoke a previously authorized proxy. The address for the inspector of election is Computershare Trust Company, N.A, 150 Royall Street, Canton, MA 02021.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to act as the tabulation agent and count the votes represented by proxies cast by mail or ballot. Employees of Computershare Trust Company, N.A. will act as inspectors of election.

Could other matters be decided at the Annual Meeting?

We have not received any stockholder proposals and are not aware of any other matters that are expected to come before the Annual Meeting other than those described in this proxy statement. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Board will be voted at the discretion of the person or persons named as proxies on the enclosed proxy card.

How can I attend the Annual Meeting in person?

Registered stockholders will be asked to present a valid government-issued photo identification. If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting a valid government-issued photo identification and an account statement or letter (and a legal proxy if you wish to vote your shares) from the nominee indicating that you beneficially owned the shares on the record date for voting.

2024 PROXY STATEMENT 67

about the annual meeting

How can I access the Company’s proxy materials and annual report?

We have elected, in accordance with the Securities and Exchange Commission’s “Notice and Access” rule, to deliver a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders and to post our proxy statement and the Company’s 2023 Annual Report on Form 10-K (collectively, the “proxy materials”) electronically. The Notice is first being mailed to our stockholders on or about April 9, 2024. The proxy materials will first be made available to our stockholders on or about the same date. The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so. Additionally, the Notice of the Annual Meeting, this proxy statement and the Company’s 2023 Annual Report on Form 10-K to Stockholders are available electronically on the Company’s website at www.gulfportenergy.com/proxy.

Where can I find the results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and intend to publish final results in a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.

68 2024 PROXY STATEMENT

Availability of Form 10-K and Annual Report to Stockholders

SEC rules require us to provide an Annual Report to stockholders who receive this proxy statement. Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Director of Investor Relations, Gulfport Energy Corporation, 713 Market Drive, Oklahoma City, Oklahoma 73114 or via the Internet at www.gulfportenergy.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

2024 PROXY STATEMENT 69

HOUSEHOLDING

The SEC permits a single Notice or set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family, unless instructions have been received to the contrary. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you would like to receive your own Notice or set of the annual report and proxy statement this year or in future years, follow the instructions described below, and we will promptly deliver a separate copy to you. Similarly, if you share an address with another Gulfport stockholder and together both of you would like to receive in the future only a single Notice or annual report and proxy statement, follow the instructions below:

•        If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling their toll-free number: (877) 373-6374 or by mail: Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

•        If a broker or other nominee holds your shares, please contact your broker or nominee.

70 2024 PROXY STATEMENT

Other Matters

The Board of Directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Board will be voted at the discretion of the person or persons named as proxies on the enclosed proxy card.

2024 PROXY STATEMENT 71

Solicitation by THE Board OF DIRECTORS

Participants in the Solicitation

We are required by law to convene an annual meeting of our stockholders at which directors are elected. Because shares of our common stock are widely held, it would be impractical for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our stockholders. Our directors, director nominees, officers and employees may solicit proxies in person, or via mail, telephone, facsimile or email. Those persons will receive no additional compensation for any solicitation activities.

Expenses of Solicitation

U.S. federal securities laws require us to send you this proxy statement and any amendments or supplements, and to specify the information required to be contained in it. The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies. These expenses will include, among other things, the costs of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursement paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions.

72 2024 PROXY STATEMENT

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, the Company’s future prospects and performance, costs of solicitation, record or meeting dates, compensation arrangements, plans or amendments, Company policies, documents or amendments as well as capital and corporate structure (including major stockholders, Board structure and Board composition), are forward-looking statements.

Forward-looking statements are statements other than statements of historical fact. They include statements regarding Gulfport’s current expectations, management’s outlook guidance or forecasts of future events, projected cash flow and liquidity, share repurchases, its ability to enhance cash flow and financial flexibility, future production and commodity mix, plans and objectives for future operations, the ability of our employees, portfolio strength and operational leadership to create long-term value, the rejection of certain midstream contracts and the assumptions on which such statements are based. Gulfport believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Gulfport can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under “Risk Factors” in Item 1A of Gulfport’s annual report on Form 10-K for the year ended December 31, 2023, and any updates to those factors set forth in Gulfport’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at https://www.gulfportenergy.com/investors/sec-filings).

Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls. Gulfport may use the Investors section of its website (www.gulfportenergy.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. The information on Gulfport’s website is not incorporated into or a part of this filing.

Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change in circumstances or otherwise. Each forward-looking statement contained in this proxy statement is specifically qualified in its entirety by the aforementioned factors. Readers are advised to carefully read this proxy statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions, and not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement.

2024 PROXY STATEMENT 73

Submission of Future Stockholder Proposals

Under Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intends to present a proposal for business at the 2025 Annual Meeting and who wishes the proposal to be included in the proxy statement and form of proxy for that meeting must submit the proposal in writing to our Corporate Secretary no later than December 12, 2025. The proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and our Bylaws to be eligible for inclusion in the Company’s proxy materials.

If a stockholder wishes to submit a proposal for business or nomination of directors at the 2025 Annual Meeting other than in reliance on Rule 14a-8, in order for such proposal to be considered timely pursuant to our Charter and Bylaws, the stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to May 22, 2025 (i.e., the first anniversary of the 2024 Annual Meeting). Accordingly, the stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary not later than March 23, 2025 and not earlier than February 21, 2025. However, in the event that the date of the 2025 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from May 22, 2025, notice by the stockholder to be timely must be received not earlier than 120 days prior to the 2025 Annual Meeting, and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the close of business on the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting was first made. At present, the Company has not announced a meeting date for the 2025 Annual Meeting. The Company expects to announce the date of the 2025 Annual Meeting and provide formal notice in 2025.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide a notice to our Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2025.

You can obtain a copy of the Charter and Bylaws by writing to the Corporate Secretary at the address below, or from the SEC website at www.sec.gov (the Charter and Bylaws are filed as exhibits to our latest report on Form 10-K filed with the SEC on February 28, 2024).

All written proposals and inquiries for copies of the Charter and Bylaws should be directed to Patrick Craine, our Chief Legal and Administrative Officer and Corporate Secretary, at Gulfport Energy Corporation, 713 Market Drive, Oklahoma City, Oklahoma 73114.

74 2024 PROXY STATEMENT

C123456789 ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 extp 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59pm, Central Time, on May 21, 2024. If no electronic voting, delete QR code and control Online Go to www.envisionreports.com/GPOR or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GPOR + IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends you vote FOR each of the director nominees listed in proposal 1, FOR proposals 2 and 3. 1. To elect seven directors to serve until the Company’s 2025 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified (the Election of Directors Proposal or Proposal 1). For Against Abstain For Against Abstain For Against Abstain 01 - Timothy Cutt 04 - Jeannie Powers 02 - David Wolf 05 - David Reganato 03 - Jason Martinez 06 - John Reinhart 01 07 - Mary Shafer-Malicki 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024 (the Auditors Ratification Proposal or Proposal 2). For Against Abstain 3. To approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as described in this proxy statement (the Say-On-Pay Proposal or Proposal 3). For Against Abstain Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. + Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 6 1 0 3 2 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 2024 Annual Meeting Proxy Card 1234 5678 9012 345 03ZBTB

2024 Annual Meeting Admission Ticket 2024 Annual Meeting of Gulfport Energy Shareholders May 22, 2024, 9:00am CT at 713 Market Drive, Oklahoma City, OK 73114. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/GPOR Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/GPOR T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T Gulfport Energy Corporation + Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 22, 2024 The undersigned hereby appoints Timothy Cutt and Patrick Craine (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Gulfport Energy Corporation (the “Company”) to be held on May 22, 2024 at 9:00 a.m. Central Time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the 2024 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR EACH OF THE PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE BOARD OF DIRECTOR’S RECOMMENDATION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING. C (Items to be voted appear on reverse side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +